                                                                   EXHIBIT 10.24



                                   $50,000,000

                                CREDIT AGREEMENT

                                      AMONG

                         STYLING TECHNOLOGY CORPORATION

                          CERTAIN LENDERS NAMED HEREIN

                                       AND

                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT

                                       AND

                    BANKBOSTON, N.A., AS DOCUMENTATION AGENT


                                  June 30, 1998

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                                     ARTICLE 1

                                                    Definitions

         Section 1.1       Defined Terms..........................................................................1
         Section 1.2       Amendments and Renewals...............................................................26
         Section 1.3       Construction..........................................................................26

                                                     ARTICLE 2

                                                      Advances

         Section 2.1       The Advances..........................................................................27
         Section 2.2       Manner of Borrowing and Disbursement..................................................27
         Section 2.3       Interest..............................................................................29
         Section 2.4       Fees..................................................................................31
         Section 2.5       Prepayments...........................................................................31
         Section 2.6       Reduction of Revolving Credit Commitment..............................................33
         Section 2.7       Non-Receipt of Funds by the Administrative Agent......................................33
         Section 2.8       Payment of Principal of Advances......................................................33
         Section 2.9       Reimbursement.........................................................................34
         Section 2.10      Manner of Payment.....................................................................34
         Section 2.11      LIBOR Lending Offices.................................................................35
         Section 2.12      Sharing of Payments...................................................................35
         Section 2.13      Calculation of LIBOR Rate.............................................................36
         Section 2.14      Taxes.................................................................................36
         Section 2.15      Letters of Credit.....................................................................40
         Section 2.16      Booking Loans.........................................................................45


                                                       - i -
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

                                                     ARTICLE 3

                                                Conditions Precedent

         Section 3.1       Conditions Precedent to the Initial Advances and the Initial Letters of Credit........46
         Section 3.2       Conditions Precedent to All Advances and Letters of Credit............................48
         Section 3.3       Conditions Precedent to Each Term Loan Advance and  Each Revolving
                           Credit Acquisition Advance............................................................49
         Section 3.4       Conditions Precedent to Conversions and Continuations.................................50

                                                     ARTICLE 4

                                           Representations and Warranties

         Section 4.1       Representations and Warranties........................................................50
         Section 4.2       Survival of Representations and Warranties, etc.......................................58

                                                     ARTICLE 5

                                                 General Covenants

         Section 5.1       Preservation of Existence and Similar Matters.........................................59
         Section 5.2       Business; Compliance with Applicable Law..............................................59
         Section 5.3       Maintenance of Properties.............................................................59
         Section 5.4       Accounting Methods and Financial Records..............................................59
         Section 5.5       Insurance.............................................................................60
         Section 5.6       Payment of Taxes and Claims...........................................................60
         Section 5.7       Visits and Inspections................................................................60
         Section 5.8       Use of Proceeds.......................................................................61
         Section 5.9       Indemnity.............................................................................61
         Section 5.10      Environmental Law Compliance..........................................................63
         Section 5.11      Further Assurances....................................................................63
         Section 5.12      Subsidiaries..........................................................................64
         Section 5.13      Year 2000 Compliance..................................................................64

                                                     ARTICLE 6

                                               Information Covenants

         Section 6.1       Quarterly Financial Statements and Information........................................64


                                                       - ii -

         Section 6.2       Annual Financial Statements and Information; Certificate of No Default................65
         Section 6.3       Compliance Certificate................................................................65
         Section 6.4       Copies of Other Reports and Notices...................................................66
         Section 6.5       Notice of Litigation, Default and Other Matters.......................................66
         Section 6.6       ERISA Reporting Requirements..........................................................67

                                                     ARTICLE 7

                                                 Negative Covenants

         Section 7.1       Indebtedness..........................................................................68
         Section 7.2       Liens.................................................................................69
         Section 7.3       Investments...........................................................................70
         Section 7.4       Liquidation, Merger...................................................................71
         Section 7.5       Sales of Assets.......................................................................71
         Section 7.6       Acquisitions..........................................................................71
         Section 7.7       Capital Expenditures..................................................................72
         Section 7.8       Restricted Payments...................................................................72
         Section 7.9       Affiliate Transactions................................................................73
         Section 7.10      Compliance with ERISA.................................................................73
         Section 7.11      Maximum Leverage Ratio................................................................73
         Section 7.12      Minimum Fixed Charge Coverage Ratio...................................................74
         Section 7.13      Minimum Net Worth.....................................................................74
         Section 7.14      Sale or Discount of Receivables.......................................................74
         Section 7.15      Business..............................................................................74
         Section 7.16      Sale and Leaseback....................................................................74


                                                      - iii -
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

         Section 7.17      Amendment of Organizational Documents.................................................74
         Section 7.18      Amendments and Waivers of Subordinated Debt...........................................74
         Section 7.19      Indirect Foreign Subsidiaries.........................................................75
         Section 7.20      Designated Senior Debt................................................................75

                                                     ARTICLE 8

                                                      Default

         Section 8.1       Events of Default.....................................................................75
         Section 8.2       Remedies..............................................................................78

                                                     ARTICLE 9

                                              Changes in Circumstances

         Section 9.1       LIBOR Basis Determination Inadequate..................................................79
         Section 9.2       Illegality............................................................................79
         Section 9.3       Increased Costs.......................................................................80
         Section 9.4       Effect On Base Rate Advances..........................................................81
         Section 9.5       Capital Adequacy......................................................................81
         Section 9.6       Replacement Lender....................................................................82

                                                     ARTICLE 10

                                              Agreement Among Lenders

         Section 10.1      Agreement Among Lenders...............................................................82
         Section 10.2      Lender Credit Decision................................................................85
         Section 10.3      Benefits of Article...................................................................85

                                                     ARTICLE 11

                                                   Miscellaneous

         Section 11.1      Notices...............................................................................86
         Section 11.2      Expenses..............................................................................87
         Section 11.3      Waivers...............................................................................87
         Section 11.4      Calculation by the Lenders Conclusive and Binding.....................................88


                                                       - iv -
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

         Section 11.5      Set-Off...............................................................................88
         Section 11.6      Assignment............................................................................88
         Section 11.7      Counterparts..........................................................................90
         Section 11.8      Severability..........................................................................91
         Section 11.9      Interest and Charges..................................................................91
         Section 11.10     Headings..............................................................................91
         Section 11.11     Amendment and Waiver..................................................................91
         Section 11.12     Exception to Covenants................................................................92
         Section 11.13     No Liability of Issuing Bank..........................................................92
         Section 11.14     Confidentiality.......................................................................92
         Section 11.15     No Duties of Documentation Agent......................................................93
         Section 11.16     Governing Law.........................................................................93
         Section 11.17     Waiver of Jury Trial..................................................................94
         Section 11.18     Entire Agreement......................................................................94


                                                       - v -
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
Schedules and Exhibits

Schedule 1.1(a):  LIBOR Lending Offices
Schedule 1.1(b):  Commitments and Specific Percentages
Schedule 1.1(c):  Existing Letters of Credit
Schedule 4.1(a):  Subsidiaries, Qualifications and Good Standing
Schedule 4.1(h):  Existing Litigation
Schedule 4.1(v):  Labor Relations
Schedule 7.1(f):  Existing Indebtedness
Schedule 7.2:     Existing Liens
Schedule 7.3(c):  Existing Investments



Exhibit A:        Revolving Credit Note
Exhibit B:        Term Loan Note
Exhibit C:        General Security Agreement
Exhibit D:        Intellectual Property Security Agreement and Assignment
Exhibit E:        Compliance Certificate
Exhibit F:        Assignment Agreement
Exhibit G:        Subsidiary Guaranty
Exhibit H:        Notice of Borrowing
Exhibit I:        Fee Simple Deed of Trust
Exhibit J:        Landlord's Waiver
Exhibit K:        Notice of Continuation/Conversion


                                     - vi -

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is dated as of June 30, 1998, among STYLING TECHNOLOGY CORPORATION, a Delaware corporation (the "Borrower"), the Lenders from time to time party hereto, BANKBOSTON, N.A., as documentation agent, and NATIONSBANK, N.A., as administrative agent for the Lenders.


                                   BACKGROUND

         The Lenders have been requested to provide the Borrower funds to finance the ongoing working capital and general corporate requirements of the Borrower and its Subsidiaries (as hereinafter defined), including but not limited to Acquisitions (as hereinafter defined) permitted hereunder. The Lenders have agreed to provide such financing, subject to the terms and conditions set forth below.

         In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   Definitions

         Section 1.1       Defined Terms.  For purposes of this Agreement:

         "Account" means all of the "accounts" (as that term is defined in Section 9.106 of the UCC) of the Borrower and its Subsidiaries whether or not such Account has been earned by performance, whether now existing or existing in the future, including, without limitation, all (a) accounts receivable, including, without limitation, all accounts created by or arising from all of the Borrower's and its Subsidiaries' sales of goods or rendition of services or licensing or subleasing of any of the Borrower's and its Subsidiaries' Intellectual Property; (b) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (d) reserves and credit balances held by the Borrower and its Subsidiaries with respect to any such accounts receivable or any account debtor; (e) guarantees or collateral for any of the foregoing; and (f) insurance policies or rights relating to any of the foregoing.

         "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries, (a) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (i) acquires more than 50% of the equity interest in any Person pursuant to a solicitation by the Borrower or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions, or a combination of any of the foregoing,
(ii) except as permitted by Section 7.3(g) hereof with respect to a newly-formed corporation and Section 7.4(b) hereof with respect to an existing Subsidiary of the Borrower, makes any corporation a Subsidiary of the Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of the Borrower or such Subsidiary, to be merged into the Borrower or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary (excluding directors' qualifying shares) of the Borrower or such Subsidiary), or
(iii) agrees to purchase all or more than 50% of the assets of any Person, pursuant to a merger, purchase of assets or other reorganization providing for the delivery or increase to the holders of such Person's then outstanding securities or other equity interests, in exchange for such securities, or cash or securities of the Borrower or such Subsidiary, or any combination thereof, or
(b) purchases in one transaction or a series of related transactions all or more than 50% of the business or assets of any Person or of any operating division of any Person.

         "Acquisition Consideration" means the consideration given by the Borrower or any of its Subsidiaries for an Acquisition, including but not limited to the fair market value of any cash, property (other than Capital Stock issued in respect of the Acquisition), or services given and the amount of any Indebtedness and lease expense pursuant to Operating Leases (such lease expense to be in an amount equal to the product of rental expense for the four fiscal quarters immediately preceding the date of calculation multiplied by eight) assumed or incurred by the Borrower or any Subsidiary of the Borrower in connection with such Acquisition.

         "Adjusted EBITDA" means, for any period, EBITDA but adjusted to (i) include the pro forma EBITDA of any assets acquired during such period as if acquired at the beginning of such period (and adjusted to take into account any expenses that will be eliminated under the ownership by the Borrower or any of its Subsidiaries of such assets as reasonably approved by the Administrative Agent) and (ii) exclude the EBITDA of any assets disposed of during such period as if disposed of at the beginning of such period.

         "Adjusted LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the LIBOR Rate for such LIBOR Advance for such Interest Period by (b) 1 minus the Reserve Requirement for such LIBOR Advance for such Interest Period.

         "Administrative Agent" means NationsBank, N.A., a national banking association, as administrative agent for Lenders, or such successor administrative agent appointed pursuant to Section 10.1(b) hereof.

         "Administrative Agent Fee Letter" has the meaning specified in Section 2.4(b) hereof.

         "Advance" means any amount advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

         "Affiliate" means, as applied to any Person, any other Person that, directly or indirectly, through one or more Persons, Controls or is Controlled By or Under Common Control with, such Person, or in the case of any Lender which is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor.

         "Agreement" means this Credit Agreement, as amended, modified, supplemented or restated from time to time.

         "Agreement Date" means the date of this Agreement.

         "Applicable Base Rate Margin" means the following per annum percentages, applicable in the following situations:


Applicability
(a)      Initial Pricing Period                                       0.750%
(b)      Subsequent Pricing Period
         (1)      The Leverage Ratio is greater than or equal         1.000%
                  to 4.50 to 1
         (2)      The Leverage Ratio is less than 4.50 to 1           0.750%
                  but greater than or equal to 4.00 to 1
         (3)      The Leverage Ratio is less than 4.00 to 1           0.500%
                  but greater than or equal to 3.50 to 1
         (4)      The Leverage Ratio is less than 3.50 to 1           0.250%
                  but greater than or equal to 3.00 to 1
         (5)      The Leverage Ratio is less than 3.00 to 1           0.000%

During the Subsequent Pricing Period, the Applicable Base Rate Margin payable by the Borrower on the Base Rate Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Leverage Ratio calculated as of the end of each fiscal quarter; provided, that each adjustment in the Applicable Base Rate Margin shall be effective on the date which is two Business Days following the date of receipt of the financial statements required to be delivered pursuant to Section 6.1 or 6.2 hereof, as applicable, and the related Compliance Certificate. If such financial statements and Compliance Certificate are not received by the Administrative Agent by the date required, the Applicable Base Rate Margin shall be determined as if the Leverage

Ratio is greater than or equal to 4.50 to 1 until such time as such financial statements and Compliance Certificate are received.

         "Applicable Environmental Laws" means applicable laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA").

         "Applicable Law" means (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the United States of America, including without limitation 12 USC Sections 85 and 86(a), as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-IH, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. IH"), if applicable, and if Art. IH is not applicable, Article 5069-ID, Title 79, Revised Civil Statutes, 1925, as amended ("Art. ID"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 346 of the Texas Finance Code, as amended, shall not apply to Advances, this Agreement, the Notes or any other Loan Documents.

         "Applicable LIBOR Rate Margin" means the following per annum percentages, applicable in the following situations:


Applicability
(a)      Initial Pricing Period                                       2.250%
(b)      Subsequent Pricing Period
         (1)      The Leverage Ratio is greater than or               2.500%
                  equal to 4.50 to 1
         (2)      The Leverage Ratio is less than 4.50 to 1           2.250%
                  but greater than or equal to 4.00 to 1
         (3)      The Leverage Ratio is less than 4.00 to 1           2.000%
                  but greater than or equal to 3.50 to 1

         (4)      The Leverage Ratio is less than 3.50 to 1           1.750%
                  but greater than or equal to 3.00 to 1
         (5)      The Leverage Ratio is less than 3.00 to 1           1.500%

During the Subsequent Pricing Period, the Applicable LIBOR Rate Margin payable by the Borrower on the LIBOR Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Leverage Ratio calculated as of the end of each fiscal quarter; provided, that each adjustment in the Applicable LIBOR Rate Margin shall be effective on the date which is two Business Days following the date of receipt of the financial statements required to be delivered pursuant to Section 6.1 or 6.2 hereof, as applicable, and the related Compliance Certificate. If such financial statements and Compliance Certificate are not received by the Administrative Agent by the date required, the Applicable LIBOR Rate Margin shall be determined as if the Leverage Ratio is greater than or equal to 4.50 to 1 until such time as such financial statements and Compliance Certificate are received.

         "Applicable Specified Percentage" means the Revolving Credit Specified Percentage, the Term Loan Specified Percentage or the Total Specified Percentage, as applicable in the context used.

         "Assignees" means any assignee of a Lender pursuant to an Assignment Agreement and shall have the meaning ascribed thereto in Section 11.6 hereof.

         "Assignment Agreement" has the meaning specified in Section 11.6 hereof and shall be in substantially the form of Exhibit F hereto.

         "Authorized Signatory" means such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances and Letters of Credit hereunder.

         "Base Rate Advance" means any Advance bearing interest at the Base Rate Basis.

         "Base Rate Basis" means, for any day, a per annum interest rate equal to the higher of (a) the sum of (i) 0.50% plus (ii) the Federal Funds Rate on such day plus (iii) the Applicable Base Rate Margin or (b) the sum of (i) the Prime Rate on such day plus (ii) the Applicable Base Rate Margin. The Base Rate Basis shall be adjusted automatically without notice as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as applicable, to account for such change.

         "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Management and Capital Standards" dated July 1988, as amended, modified, and supplemented and in effect from time to time or any replacement thereof.

         "Borrower's Audited Financial Statements" has the meaning specified in
Section 4.1(j)(i) hereto.

         "Borrower's Unaudited Financial Statements" has the meaning specified in Section 4.1(j)(ii) hereto.

         "Borrowing Base" means, at the time in question, an amount equal to the sum of (a) 85% of Eligible Accounts Receivable plus (b) 55% of Eligible Inventory.

         "Business Day" means a day on which commercial banks are open (a) for the transaction of business in Dallas, Texas, and (b) with respect to any LIBOR Advance, for the transaction of international business (including dealings in U.S. Dollar deposits) in London, England.

         "Capital Expenditures" means, for any period, expenditures made by the Borrower and its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements during such period and the aggregate amount of items leased or acquired under Capitalized Lease Obligations at the cost of the item) computed in accordance with GAAP, consistently applied.

         "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, and each class of partnership interest (including, without limitation, general, limited and preference units) in any Person that is a partnership, and each class of member interest in any Person that is a limited liability company.

         "Capitalized Lease Obligations" means that portion of any obligation of the Borrower or any of its Subsidiaries as lessee under a lease which at the time would be required to be capitalized on a balance sheet of the Borrower or such Subsidiary prepared in accordance with GAAP.

         "Cash and Cash Equivalents" means with respect to the Borrower and each of its Subsidiaries (a) cash, (b) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper issued by any Lender or the parent corporation of any Lender, and commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation, or P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing within six months after the date of acquisition, and (f) a readily redeemable "money market mutual fund" advised by a bank described in clause (iii) hereof, or an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (e) hereof and having on the date of such Investment total assets of at least $200,000,000.00.

         "Change of Control" means the occurrence of any of the following events after the Agreement Date: (a) any Person (other than Sam L. Leopold) or any Persons acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision thereto, shall beneficially own (as defined in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act or any successor provision thereto) 50% or more of the aggregate Voting Power of the Borrower; (b) individuals who constituted the Board of Directors of the Borrower on the Agreement Date (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors on the Agreement Date or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or (c) any "Change of Control", "Change in Control" or similar event or circumstance, however defined or designated, under any agreement or document governing any Subordinated Debt.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means any collateral hereafter granted by any Person to the Administrative Agent to secure the Obligations.

         "Collateral Document" means any document under which Collateral is granted and any document related thereto.

         "Commitments" means, collectively, the Revolving Credit Commitment and the Term Loan Commitment, as reduced from time to time in the case of the Revolving Credit Commitment pursuant to Section 2.6 hereof.

         "Compliance Certificate" means a certificate, signed by an Authorized Signatory, in substantially the form of Exhibit E, appropriately completed.

         "Control" or "Controlled By" or "Under Common Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that in any event any

Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation.

         "Controlled Group" means as of the applicable date, as to any Person not an individual, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c) or (m) of the Code; provided, however, that the Subsidiaries of the Borrower shall be deemed to be members of the Borrower's Controlled Group.

         "Credit Agricole Credit Agreement" means that certain Credit Agreement, dated as of December 10, 1997, among the Borrower, the lending institutions listed therein, and Credit Agricole Indosuez, New York Branch, as Agent, as amended, modified or supplemented.

         "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

         "Deed of Trust" means any fee simple Deed of Trust or Mortgage, as applicable, relating to the real property and improvements owned by the Borrower and each Domestic Subsidiary of the Borrower, in substantially the form set forth in Exhibit I.

         "Default" means an Event of Default and/or any of the events specified in Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

         "Default Rate" means a simple per annum interest rate equal to (a) with respect to Base Rate Advances the lesser of (i) the Highest Lawful Rate or (ii) the Base Rate Basis then in effect plus 2.00% or (b) with respect to LIBOR Advances, the lesser of (i) the Highest Lawful Rate or (ii) the LIBOR Basis then in effect plus 2.00%.

         "Determining Lenders" means, on any date of determination, any combination of Lenders whose Total Specified Percentages aggregate more than 50%; provided, however, in the event that each of the Commitments have been terminated, "Determining Lenders" means, on any date of determination, any combination of Lenders having more than 50% of the Advances then outstanding.

         "Dividend" means, as to any Person, (a) any declaration or payment of any dividend (other than a stock dividend) on, or the making of any distribution on account of, any Capital Stocks of such Person and (b) any purchase, redemption, or other acquisition or retirement for value of any Capital Stocks of such Person.

         "Dollar" or "$" means the lawful currency of the United States of America.

         "Domestic Subsidiary" means any Subsidiary of the Borrower other than a Foreign Subsidiary.

         "EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) Pretax Net Income (excluding therefrom, to the extent included in determining Pretax Net Income, any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and adding thereto, to the extent included in determining Pretax Net Income, any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) interest expense (including interest expense pursuant to Capitalized Lease Obligations), plus (c) to the extent included in determining Pretax Net Income, depreciation, amortization and other non-cash charges, plus (d) to the extent included in determining Pretax Net Income, transaction fees and related expenses incurred in connection with a business combination accounted for as a pooling of interest transaction for accounting purposes.

         "Eligible Accounts Receivable" means, as at any applicable date of determination, the aggregate face amount of the Accounts of the Obligors included in clause (a) of the definition of Account hereunder (excluding any Accounts set forth in clauses (b) through (f) of such definition), without duplication, in each case less (without duplication) the aggregate amount of all reserves, limits and deductions with respect to such Accounts set forth below and less the aggregate amount of all returns, discounts, claims, rebates, offsets, credits, charges (including warehouseman's charges) and allowances of any nature with respect to such Accounts (whether issued, owing, granted or outstanding). Unless otherwise approved in writing by the Administrative Agent in its sole discretion, no individual Account shall be deemed to be an Eligible Account Receivable if:

                  (a) an Obligor does not have legal and valid title to the Account; or

                  (b) the Account is not the valid, binding and legally enforceable obligation of the account debtor subject, as to enforceability, only to (i) Debtor Relief Laws and (ii) judicial discretion in connection with the remedy of specific performance and other equitable remedies; or

                  (c) the Account arises out of a sale made by an Obligor to an Affiliate of such Obligor; or

                  (d) that portion of any Account that is unpaid more than 90 days after the original invoice date, with respect to Accounts the invoice for which provides that payment is due in 60 days or less from the date of such invoice; or

                  (e) the Account is unpaid more than 30 days after the original payment due date, with respect to Accounts the invoice for which provides that payment is due more than 60 days from the date of such invoice; provided, however, that the aggregate percentage of all invoices providing for payment more than 60 days from the date of the invoice that may constitute Eligible Accounts Receivable shall not exceed 20% at any one time; or

                  (f) such Account, when aggregated with all other Accounts of the same account debtor (or any Affiliate thereof), exceeds twenty percent in face value of all Accounts of the Obligors then outstanding, to the extent of such excess; or

                  (g) (i) the account debtor for such Account is also a creditor of an Obligor, to the extent of the amount owed by such Obligor to the account debtor, (ii) the Account is subject to any claim on the part of the account debtor disputing liability under such Account in whole or in part, to the extent of the amount of such dispute or (iii) the Account otherwise is or is reasonably likely to become subject to any right of setoff or any counterclaim, claim or defense by the account debtor, to the extent of the amount of such setoff or counterclaim, claim or defense; or

                  (h) the account debtor for such Account has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (i) the Administrative Agent does not have a valid and perfected first priority security interest in such Account (subject only to a tax lien being contested in good faith and by appropriate proceedings and permitted by Section 5.6 hereof); or

                  (j) the sale to the account debtor for such Account is on a consignment, sale on approval, guaranteed sale or sale-and-return basis or pursuant to any written agreement requiring repurchase or return; or

                  (k) such Account is from an account debtor (or any Affiliate thereof) and fifty percent (50%) or more, in face amount, of other Accounts from either such account debtor or any Affiliate thereof are due or unpaid for more than 90 days after the original invoice date; or

                  (l) fifty percent (50%) or more, in face amount, of other Accounts from the same account debtor for such Account are not deemed Eligible Accounts Receivable hereunder; or

                  (m) the account debtor for such Account is a foreign government or any agency, department or institution thereof; or

                  (n) such Account is an Account a security interest in which would be subject to the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.), unless the Obligor has assigned the Account to the Administrative Agent in compliance with the provisions of such Act; or

                  (o) the account debtor for such Account is outside the United States or incorporated in or conducting substantially all of its business in any jurisdiction located outside the United States, unless
         (i) the sale is on letter of credit or sight draft, guaranty or acceptance terms, in each case acceptable to the Administrative Agent or (ii) such Account is reasonably acceptable to the Administrative Agent; or

                  (p) the Administrative Agent determines in good faith in accordance with its internal credit policies that (i) collection of the account is insecure or (ii) such Account may not be paid by reason of the account debtor's financial inability to pay; provided, however, that any Account referred to in this clause (p) shall not become ineligible until the Administrative Agent shall have given the Obligor three Business Days' advance notice of such determination; or

                  (q) the goods giving rise to such Account have not been shipped or the services giving rise to such Account have not been performed by an Obligor or the Account otherwise does not represent a final sale; or

                  (r) such Account does not comply in all material respects with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended.

         In addition to the foregoing, Eligible Accounts Receivable includes such Accounts as an Obligor requests and that the Administrative Agent approves in advance, in writing and in its sole discretion (or if the aggregate face amount to be approved exceeds $1,000,00 at any one time, the approval of the Determining Lenders has been obtained in writing).

         "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender, and (iii) any other Person approved by the Administrative Agent (such approval not to be unreasonably withheld) and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with
Section 11.6(d) hereof, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Eligible Inventory" means (A) the gross amount of Inventory of the Obligors, valued at the lower of cost (on a FIFO basis) or market, which (i) is owned solely by an Obligor and with respect to which such Obligor has good, valid and marketable title; (ii) is stored on property that is either (a) owned or leased by an Obligor, provided that with respect to any leased property, from and after the sixtieth (60th) day following the Agreement Date the landlord has executed and delivered a Landlord's Waiver, or (b) owned or leased by a warehouseman that has contracted (including purchase orders) with an Obligor to store Inventory on such warehouseman's property (provided that with respect to Inventory stored on property owned or leased by a warehouseman, from and after the sixtieth (60th) day following the Agreement Date the warehouseman has executed and delivered to the Administrative Agent an agreement reasonably satisfactory to the Administrative Agent where by the warehouseman acknowledges the priority of the Lien of the Administrative Agent); (iii) is subject to a valid, enforceable and first priority Lien in favor of the Administrative Agent subject only to a tax lien being contested in good faith and by appropriate proceedings and permitted by Section 5.6 hereof; (iv) is located in the United States or the United Kingdom provided, that any such Inventory located in the United Kingdom (x) is located in a warehouse leased by the Borrower or its Subsidiaries, (y) is subject to a valid, enforceable and first priority security interest reasonably acceptable to counsel for the Administrative Agent and (z) does not exceed $1,500,000 in value at any one time; and (v) is not, in the reasonable judgment of the Administrative Agent, obsolete or slow moving in relation to customary industry practice, and which otherwise conforms to the requirements for eligibility contained herein; (B) less the amount of any goods returned or rejected by the Obligors' customers and goods in transit to third parties (other than to the Obligors' agents or warehousemen that comply with clause (A)(ii)(b) above); and (C) less the amount of any reserves for special order goods or otherwise. In addition to the foregoing, Eligible Inventory shall include such items of the Obligors' Inventory as the Borrower shall request and that the Administrative Agent approves in advance, in writing and in its sole discretion (or if the aggregate amount to be approved exceeds $1,000,000 at any one time, the approval of the Determining Lenders has been obtained).

         "Existing Letters of Credit" means those Letters of Credit outstanding on the Agreement Date, as described on Schedule 1.1(c) hereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

         "ERISA Event" means, with respect to the Borrower and its Subsidiaries,
(a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC pursuant to regulations issued under
Section 4043 of ERISA), (b) the withdrawal of any such Person or any member of its Controlled Group from a Plan subject to Title IV of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC,
(e) the failure to make required contributions which could result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or
(f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "European Touch Acquisition" means the acquisition by the Borrower and/or certain of its Subsidiaries of all of the issued and outstanding Capital Stock of European Touch, LTD. II, a Wisconsin corporation, European Touch Co., Incorporated., a Wisconsin corporation, Beauty Products Inc., a Wisconsin corporation, and Cosmetics International Inc., a Wisconsin corporation (collectively, the "European Touch Companies").

         "European Touch Companies Audited Financial Statements" has the meaning specified in Section 4.1(j)(iii) hereto.

         "European Touch Companies Unaudited Financial Statements" has the meaning specified in Section 4.1(j)(iv) hereto.

         "European Touch Transaction" means, collectively, (a) the European Touch Acquisition, (b) the issuance by the Borrower of the Senior Subordinated Notes, (c) the refinancing of certain existing Indebtedness of the Borrower, including but limited to all Indebtedness in respect of the Credit Agricole Credit Agreement.

         "European Touch Transaction Documents" means all agreements, documents and instruments executed in connection with or related to the European Touch Transaction.

         "Event of Default" means any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time has been satisfied.

         "Excluded Matters" has the meaning specified in Section 5.9(a) hereof.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fixed Charges" means, for any date of calculation, calculated for Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) scheduled principal payments in respect of Indebtedness, plus
(b) cash interest expense (including interest expense pursuant to Capitalized Lease Obligations).

         "Fixed Charge Coverage Ratio" means the ratio of Pretax Cash Flow to Fixed Charges, calculated (a) for September 30, 1998, from the day after the Agreement Date to September 30, 1998, (b) for December 31, 1998, from the day after the Agreement Date to December 31, 1998, (c) for March 31, 1999, from the day after the Agreement Date to March 31, 1999, and (d) for each fiscal quarter thereafter, for the four consecutive fiscal quarters ending on the date of calculation.

         "Foreign Subsidiary" means any Subsidiary of the Borrower which is not organized under the laws of any state of the United States of America or the District of Columbia.

         "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question.

         "Gena Stock Agreement" means that certain Stock Escrow and Buy-Back Agreement, dated November 26, 1996 among the Borrower, Arizona Escrow & Financial Corporation, Don Black, Howard Black, Barbara Black, Robert Black, Don Cottam, Jim Cottam, and The Cottam Family Partnership.

         "General Security Agreement" means the security agreement relating to all personal property assets of the Borrower and its Domestic Subsidiaries, substantially in the form of Exhibit C hereto, as amended, modified, renewed, supplemented or restated from time to time.

         "Guarantor" means each direct and indirect Subsidiary of the Borrower, other than any Foreign Subsidiary.

         "Guaranty" or "Guaranteed", means (a) as applied to an obligation of another Person, (i) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit and (b) an agreement, direct or indirect, contingent or otherwise, to maintain the net worth, working capital, earnings or other financial performance of another Person; provided, however, Guaranty does not mean (y) the endorsement of instruments for collection or deposit in the ordinary course of business and (z) customary indemnities given in connection with asset sales in the ordinary course of business.

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower.

         "Indebtedness" means, with respect to any Person, without duplication,
(a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations issued or assumed as the deferred purchase price of property or services, (e) all obligations secured by any Lien on any property or asset owned by such Person, whether or not the obligation secured thereby shall have been assumed, (f) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, all obligations in respect of letters of credit, bankers' acceptances and similar instruments, and all obligations under Interest Hedge Agreements, (g) the principal portion of all obligations of such Person under any Synthetic Lease, (h) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, and (i) any Guaranty of such Person of any obligation of another Person constituting obligations of a type set forth above.

         "Indemnified Matters" has the meaning specified in Section 5.9(a) hereof.

         "Indemnitees" has the meaning specified in Section 5.9(a) hereof.

         "Initial Pricing Period" means the period from and including the Agreement Date to and including the Rate Adjustment Date.

         "Intellectual Property" has the meaning specified in Section 4.1(s) hereof.

         "Intellectual Property Security Agreement" means the security agreement and assignment relating to all intellectual property of the Borrower and its Domestic Subsidiaries substantially in the form of Exhibit D hereto, as amended, modified, renewed, supplemented or restated from time to time.

         "Interest Hedge Agreements" means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Interest Period" means the period beginning on the day any LIBOR Advance is made and ending one, two, three or six months thereafter (as the Borrower shall select); provided, however, that all of the foregoing provisions are subject to the following:

                  (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, with respect to a LIBOR Advance, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period with respect to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iii) the Borrower may not select any Interest Period which ends after the date of a scheduled principal payment on the Advances unless, after giving effect to such selection, the aggregate unpaid principal amount of the LIBOR Advances for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Term Loan Advances are required to be reduced after such scheduled principal payment is made;

                  (iv) the Borrower may not select any Interest Period in respect of LIBOR Advances having an aggregate amount less than $1,000,000; and

                  (v) there shall be outstanding at any one time no more than eight Interest Periods in the aggregate.

         "Investment" means any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than loans or advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the purchase of accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business.

         "Issuing Bank" means NationsBank, N.A., a national banking association, in its capacity as issuer of the Letters of Credit.

         "Landlord's Waiver" has the meaning specified in Section 3.1(m) hereof.

         "Law" means any statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

         "Lender" means each financial institution shown on the signature pages hereof so long as such financial institution maintains a portion of the Commitments or is owed any part of the

Obligations (including the Administrative Agent in its individual capacity), and each Eligible Assignee that hereafter becomes a party hereto pursuant to Section
11.6 hereof, subject to the limitations set forth therein.

         "L/C Related Documents" has the meaning specified in Section 2.15(e) hereof.

         "Letters of Credit" has the meaning specified in Section 2.15(a) hereof, and shall include Existing Letters of Credit.

         "Letter of Credit Agreement" has the meaning specified in Section 2.15(b) hereof.

         "Letter of Credit Facility" has the meaning specified in Section 2.15(a) hereof.

         "Leverage Ratio" means, for any date of calculation, the ratio of (a) an amount equal to the remainder of (i) Total Debt as of such date minus (ii) unrestricted cash balances of the Borrower and its Subsidiaries in excess of $1,000,000 as of such date to (b) Adjusted EBITDA calculated for the four consecutive fiscal quarters immediately preceding the date of calculation.

         "LIBOR Advance" means an Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof.

         "LIBOR Basis" means a per annum interest rate equal to the lesser of
(a) the Highest Lawful Rate, or (b) the sum of the Adjusted LIBOR Rate plus the Applicable LIBOR Rate Margin.

         "LIBOR Lending Office" means, with respect to a Lender, the office designated as its LIBOR Lending Office on Schedule 1 attached hereto, and such other office of the Lender or any of its Affiliates hereafter designated by notice to the Borrower and the Administrative Agent.

         "LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Lien" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

         "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation by or before any Tribunal, including, without limitation, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax or other Law, or under or pursuant to any contract, agreement or other instrument.

         "Loan Documents" means this Agreement, the Notes, the Security Agreements, the Deeds of Trust, any other Collateral Document, any Subsidiary Guaranty, the L/C Related Documents, the Underwriting Fee Letter, the Administrative Agent Fee Letter, any Interest Hedge Agreements entered into with any Lender or any Affiliate of any Lender, and any other document or agreement executed or delivered from time to time by the Borrower, any of its Subsidiaries or any other Person in connection herewith or as security for the Obligations.

         "Material Adverse Effect" means any act or circumstance or event that
(a) could reasonably be expected to be material and adverse to the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, or (b) in any manner whatsoever does or could reasonably be expected to materially and adversely affect (i) the validity or enforceability of any Loan Document, (ii) the ability of the Borrower and its Subsidiaries taken as a whole to perform their respective Obligations under the Loan Documents, or (iii) the rights and remedies of the Lenders or the Administrative Agent under any of the Loan Documents.

         "Multiemployer Plan" means, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

         "NationsBank" means NationsBank, N.A., a national banking association, in its capacity as a Lender.

         "Necessary Authorization" means any right, franchise, license, permit, consent, approval or authorization from, or any filing or registration with, any Tribunal or any Person necessary or appropriate to enable the Borrower or any of its Subsidiaries to maintain and operate its business and properties.

         "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset by any Person, the amount of cash received by such Person in connection with such transaction (including cash proceeds of any property received in consideration of any such sale, lease, transfer or other disposition) after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction or to the asset that is the subject thereof: (i) reasonable brokerage commissions, legal fees, finder's fees, financial advisory fees, accounting fees, underwriting fees, investment banking fees and other similar commissions and fees, and expenses, in each case, to the extent paid or payable by such Person;
(ii) filing, recording or registration fees or charges or similar fees or charges paid by such Person; (iii) taxes paid or payable by such Person or any shareholder, partner or member of such Person to governmental taxing authorities as a result of such sale or other disposition; and (iv) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Obligations) that is secured by a Lien on the asset in question and that is required to be repaid under the terms thereof as a result of such asset sale.

         "Net Income" means net earnings (or deficit) after taxes of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

         "Net Worth" means, for the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, total stockholders' equity.

         "Notes" means, collectively, the Revolving Credit Notes and the Term Loan Notes.

         "Notice of Borrowing" has the meaning specified in Section 2.2(a) hereof.

         "Notice of Continuation/Conversion" has the meaning specified in
Section 2.2(c) hereof.

         "Notice of Issuance" has the meaning specified in Section 2.15(b) hereof.

         "Obligations" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent, including the Reimbursement Obligations) of the Borrower or of its Subsidiaries to any Lender, the Administrative Agent or any Affiliate of any Lender under any of the Loan Documents as they may be amended from time to time, and (b) all obligations of the Borrower or any of its Subsidiaries for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Borrower or any of its Subsidiaries of any obligation, covenant or undertaking with respect to any Loan Document payable by the Borrower or any of its Subsidiaries under any Loan Document.

         "Obligor" means the Borrower and each Guarantor.

         "Operating Lease" means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP.

         "Participant" has the meaning specified in Section 11.6(c) hereof.

         "Participation" has the meaning specified in Section 11.6(c) hereof.

         "Payment Date" means the last day of the Interest Period for any LIBOR Advance.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Issuance" means (a) the issuance by the Borrower of shares of its Capital Stock in connection with an Acquisition and (b) the issuance by the Borrower of shares of its Capital Stock in connection with employee benefit plans.

         "Permitted Liens" means, as applied to any Person:

         (a) Any Lien in favor of the Lenders to secure the Obligations hereunder;

         (b) Liens for taxes, assessments, governmental charges, levies or claims that are not yet delinquent or that are being diligently contested in good faith by appropriate proceedings in accordance with Section 5.6 hereof and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

         (c) Liens of carriers, warehousemen, mechanics, landlord's, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation or to secure the performance of bids, tenders, leases, trade contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (other than Indebtedness) incurred in the ordinary course of business;

         (e) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere in any material respect with the ordinary conduct of the business of such Person and do not materially impair the value of such real property;

         (f) Liens created to secure the purchase price of assets acquired (or existing on property at the time such property is acquired) by such Person or created to secure Indebtedness permitted by Section 7.1(c) or 7.1(h) hereof, which is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition or which exists against such assets at the time of acquisition thereof, so long as each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired (and the proceeds thereof) and the amount of Indebtedness related thereto is not increased;

         (g) Any Liens which are described on Schedule 7.2 hereto, and Liens resulting from the refinancing of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower;

         (h) Liens arising from filing Uniform Commercial Code financing statements for precautionary purposes relating solely to true leases of personal property permitted by this Agreement under which the Borrower or any of its Subsidiaries is a lessee;

         (i) Any zoning or similar law or right reserved to or vested in any Tribunal to control or regulate the use of any real property;

         (j) Any other title or survey exception with respect to real property assets disclosed by any preliminary title report, title commitment report, survey or other search of title provided to the Administrative Agent in accordance with this Agreement unless reasonably disapproved by the Administrative Agent prior to the Agreement Date;

         (k) Any leases or subleases (i) currently in effect, (ii) entered into in the ordinary course of business or (iii) entered into in compliance with the Loan Documents;

         (l) Any replacements or renewals of Liens (but no increases in the Indebtedness secured thereby) permitted by clauses (f), (g) and (h) hereof;

         (m) Liens in connection with any attachment or judgment (including judgment or appeal bonds) not in excess of $500,000 individually or in the aggregate for the Borrower and its Subsidiaries (exclusive of any amount which a credit-worthy insurance company has acknowledged coverage) unless the judgment it secures shall within 60 days after the entry thereof, not have been discharged or execution thereof not stayed pending appeal, or shall not have been discharged within 30 days after the expiration of such stay; and

         (n) Liens granted to State Street Bank and Trust Company of California, N.A., or any successor trustee, pursuant to Section 7.07 of the Indenture, dated as of June 23, 1998, by and among the Borrower, the existing Domestic Subsidiaries of the Borrower, and State Street Bank and Trust Company of California, N.A.

         "Person" means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA (including a Multiemployer Plan) pursuant to which any employees of the Borrower, its Subsidiaries or any member of their Controlled Group participate.

         "Pretax Cash Flow" means, for any date of calculation, calculated for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Adjusted EBITDA, minus (b) Capital Expenditures.

         "Pretax Net Income" means net profit (or loss) before taxes of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

         "Prime Rate" means, at any time, the prime interest rate announced or published by the Reference Lender from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Reference Lender as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Reference Lender.

         "Quarterly Date" means the last day of each March, June, September and December, beginning September 30, 1998.

         "Rate Adjustment Date" means the date which is two Business Days following the date that the Lenders receive the financial statements for the fiscal quarter ending December 31, 1998, required to be delivered pursuant to
Section 6.3 hereof.

         "Reference Lender" means NationsBank; provided that if NationsBank's commitments shall terminate and it shall have no Advances and Letters of Credit outstanding hereunder, NationsBank shall cease to be the Reference Lender, and the Administrative Agent (after consultation with the Borrower) shall, with notice to the Borrower and the Lenders, designate another Lender as the Reference Lender.

         "Reimbursement Obligations" means, in respect of any Letter of Credit as at any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b) the aggregate amount of all drawings under such Letter of Credit not theretofore reimbursed by the Borrower or converted to an Advance.

         "Release Date" means the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitments have been terminated.

         "Reportable Event" has the meaning set forth in Section 4043(c) of ERISA.

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate (as the case may be) is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Advances. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Responsible Officer" means, of any Person, the President, chief operating officer, chief executive officer, chief financial officer, treasurer or any other executive officer of such Person.

         "Restricted Payments" means, collectively, (a) Dividends, (b) any payment or prepayment of principal, premium, penalty or interest on any Subordinated Debt of the Borrower or any of its Subsidiaries or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt (including, without limitation, the setting aside of assets or the deposit of funds therefor), (c) any payment of any executive compensation and related benefits or any management, consulting, advisory or similar fees to any Affiliate and (d) any payment or prepayment of any amounts pursuant to the Gena Stock Agreement.

         "Revolving Commitment Fee" has the meaning specified in Section 2.4(a) hereof.

         "Revolving Commitment Maturity Date" means June 30, 2003, or the earlier date of termination in whole of the Revolving Credit Commitment pursuant to Section 2.6 or 8.2 hereof.

         "Revolving Credit Acquisition Advance" means a Revolving Credit Advance, all or a portion of the proceeds of which are used to finance an Acquisition.

         "Revolving Credit Advance" means an Advance made pursuant to Section 2.1(a) hereof, including a Revolving Credit Acquisition Advance.

         "Revolving Credit Commitment" means $25,000,000, as reduced pursuant to
Section 2.6.

         "Revolving Credit Notes" means the promissory notes of Borrower evidencing Revolving Credit Advances hereunder, substantially in the form of Exhibit A hereto, together with any extension, renewal, or amendment thereof, or substitution therefor.

         "Revolving Credit Specified Percentage" means, as to any Lender, the percentage obtained by dividing such Lender's portion of the Revolving Credit Commitment (or Revolving Credit Advances owing to such Lender after the Revolving Credit Commitment has terminated) by the Revolving Credit Commitment (or to the aggregate principal amount of Revolving Credit Advances after the Revolving Credit Commitment has terminated), which percentage for each Lender existing on the Agreement Date shall be set forth on Schedule 1.1(b) hereto.

         "Rights" means rights, remedies, powers and privileges.

         "Security Agreements" mean the General Security Agreement and the Intellectual Property Security Agreement.

         "Senior Subordinated Notes" means those certain senior subordinated notes of the Borrower due July 1, 2003 issued by the Borrower in connection with the European Touch Transaction in the aggregate principal amount of up to $125,000,000, which shall be subordinated to the Obligations on the terms set forth in the Indenture dated as of June 23, 1998 by and among the Borrower, the existing Domestic Subsidiaries of the Borrower and State Street Bank and Trust Company of California, N.A., as trustee, which notes shall be rated B- or better by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. and B-3 or better by Moody's Investors Service.

         "Solvent" means, with respect to any Person, that as of the date of determination, (a) the fair saleable value of the assets of such Person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, and (c) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

         "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Agent may select.

         "Subordinated Debt" means (a) the Senior Subordinated Notes and (b) any other Indebtedness of the Borrower or any Subsidiary of the Borrower having maturities and terms, and which is subordinated to payment of the Obligations in a manner, approved in writing by the Administrative Agent and the Determining Lenders, in each case with only such changes or amendments as are not prohibited by Section 7.18 hereof.

         "Subsequent Pricing Period" means the period from and including the date which is the first day following the end of the Initial Pricing Period to and including the Release Date.

         "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture, trust or estate or other Person of which (or in which) more than 50% of:

         (a) the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

         (b) the interest in the capital or profits of such partnership, limited liability company or joint venture,

         (c) the beneficial interest of such trust or estate, or

         (d) the equity interest of such other Person,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

         "Subsidiary Guaranty" means a guaranty, substantially in the form of Exhibit G hereto, executed by each direct and indirect Domestic Subsidiary of the Borrower, as amended, supplemented, modified, renewed or otherwise restated from time to time.

         "Synthetic Lease" means any synthetic lease, tax retention operating lease or off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but which is classified as an Operating Lease pursuant to GAAP.

         "Taxes" has the meaning specified in Section 2.14 hereof.

         "Term Loan Advance" means an Advance made pursuant to Section 2.1(b) hereof.

         "Term Loan Commitment" means $25,000,000 as terminated pursuant to
Section 2.1(b) hereof.

         "Term Loan Commitment Termination Date" means December 31, 1999, or the earlier date of acceleration of the Term Loan Advances pursuant to Section 8.2 hereof.

         "Term Loan Maturity Date" means June 30, 2003, or the earlier date of acceleration of the Term Loan Advances pursuant to Section 8.2 hereof.

         "Term Loan Notes" means the promissory notes of the Borrower evidencing Term Loan Advances hereunder, substantially in the form of Exhibit B hereto, together with any extension, renewal or amendment thereof, or substitution therefor.

         "Term Loan Specified Percentage" means, as to any Lender, the percentage obtained by dividing such Lender's portion of the Term Loan Commitment (or Term Loan Advances owing to such Lender after the Term Loan Commitment has terminated) by the Term Loan Commitment (or to the aggregate principal amount of Term Loan Advances after the Term Loan Commitment has terminated), which percentage for each Lender existing on the Agreement Date shall be set forth on Schedule 1.1(b) hereto.

         "Total Debt" means, as of any date of determination, determined for the Borrower and its Subsidiaries on a consolidated basis, to the extent that the following would appear as a liability upon the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP: (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) non-contingent obligations to pay the deferred purchase price of property or services other than trade payables and accrued liabilities incurred in the ordinary course of business, and (iv) Capitalized Lease Obligations.

         "Total Specified Percentage" means, as to any Lender, the percentage obtained by dividing the sum of such Lender's portion of the Revolving Credit Commitment and the Term Loan Commitment (or Revolving Credit Advances and Term Loan Advances owing to such Lender after the Revolving Credit Commitment and the Term Loan Commitment have been terminated) by the sum of the Revolving Credit Commitment and the Term Loan Commitment (or to the sum of the aggregate principal amount of the Revolving Credit Advances and the Term Loan Advances if the Revolving Credit Commitment and the Term Loan Commitment has been terminated), which percentage for each Lender existing on the Agreement Date shall be set forth on Schedule 1.1(b) hereto.

         "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental or other regulatory or public body or authority.

         "UCC" means the Uniform Commercial Code of Texas, as amended from time to time, and the Uniform Commercial Code applicable in such other states as any Collateral may be located.

         "Underwriting Fee Letter" means that certain letter, dated May 28, 1998, from NationsBank, N.A., NationsBanc Montgomery Securities LLC, BankBoston, N.A., and BankBoston Securities, Inc. providing an underwriting fee with respect to the Commitments.

         "Unused Portion" means an amount equal to the result of (i) the Revolving Credit Commitment minus (ii) the sum of (A) the outstanding Revolving Credit Advances plus (B) outstanding Reimbursement Obligations in respect of the Letters of Credit.

         "Voting Power" means, with respect to any Person, the power ordinarily (without the occurrence of a contingency) to elect the members of the board of directors (or persons performing similar functions).

         Section 1.2 Amendments and Renewals. Each definition of an agreement in this Article 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders or all the Lenders as required pursuant to Section 11.11 hereof.

         Section 1.3 Construction. The terms defined in this Article 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein.

                                    ARTICLE 2

                                    Advances

         Section 2.1       The Advances.

         (a) Revolving Credit Advances. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Revolving Credit Advances to the Borrower from time to time up to but not including the Revolving Commitment Maturity Date in an aggregate amount not to exceed its Revolving Credit Specified Percentage of the Revolving Credit Commitment less its Revolving Credit Specified Percentage of the aggregate amount of all Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing), for the purposes set forth in Section 5.8(a) hereof. Subject to Section 2.9 hereof, Revolving Credit Advances may be repaid and then reborrowed. Notwithstanding any provision in this Agreement or in any other Loan Document to the contrary, in no event shall (a) the sum of the principal amount of all outstanding (i) Revolving Credit Advances and (ii) Reimbursement Obligations exceed (b) the lesser of (i) the Revolving Credit Commitment and
(ii) the Borrowing Base.

         (b) Term Loan Advances. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement (including, but not limited to, Section 3.3 hereof), to make Term Loan Advances to the Borrower from time to time up to but not including the Term Loan Commitment Termination Date in an amount not to exceed its Term Loan Specified Percentage of the Term Loan Commitment for the purposes set forth in Section 5.8(b) hereof. Notwithstanding any provision in any Loan Document to the contrary, in no event shall the principal amount of all outstanding Term Loan Advances exceed the Term Loan Commitment. On the Term Loan Commitment Termination Date, the Term Loan Commitment shall be automatically terminated. Term Loan Advances may not be repaid and then reborrowed.

         (c) Any Advance shall, at the option of the Borrower as provided in
Section 2.2 hereof (and, in the case of LIBOR Advances, subject to the provisions of Article 9 hereof), be made as a Base Rate Advance or a LIBOR Advance; provided that there shall not be outstanding, at any one time, more than eight LIBOR Advances.

         Section 2.2       Manner of Borrowing and Disbursement.

         (a) Base Rate Advances. In the case of Base Rate Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, on the date of any proposed Base Rate Advance, irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice, in substantially the form of Exhibit H hereto (a "Notice of Borrowing") (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow a Base Rate Advance hereunder. Such Notice of Borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Base Rate Advances to be made by the Lenders.

         (b) LIBOR Advances. In the case of LIBOR Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Agent at least three Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given) pursuant to a Notice of Borrowing, of its intention to borrow a LIBOR Advance hereunder. Notice shall be given to the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to Article 9 hereof. For LIBOR Advances, the Notice of Borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances to be made by Lenders and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Revolving Commitment Maturity Date or the Term Loan Maturity Date, as appropriate, or prohibit or impair the Borrower's ability to comply with Section 2.5 or 2.8 hereof.

         (c) Continuation/Conversion. Subject to Sections 2.1 and 2.9 hereof, the Borrower shall have the option (i) to convert at any time all or any part of the outstanding Base Rate Advances to LIBOR Advances and all or any part of the outstanding LIBOR Advances to Base Rate Advances or (ii) upon expiration of any Interest Period applicable to a LIBOR Advance, to continue all or any portion of such LIBOR Advance equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Advance and the succeeding Interest Period(s) of such continued LIBOR Advance shall commence on the last day of the Interest Period of the LIBOR Advance to be continued; provided, however, (a) LIBOR Advances may only be converted into Base Rate Advances on the expiration date of the Interest Period applicable thereto and (b) notwithstanding anything in this Agreement to the contrary, no outstanding Advance may be continued as, or converted into, a LIBOR Advance when any Default or Event of Default has occurred and is continuing. Not later than 11:00 a.m., Dallas, Texas time at least one Business Day prior to the proposed continuation of or a conversion to a Base Rate Advance and not later than 11:00 a.m., Dallas, Texas time, at least three Business Days prior to a proposed continuation of or conversion to a LIBOR Advance, the Borrower, through an Authorized Signatory, shall give the Administrative Agent irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice, in substantially the form of Exhibit K hereto (a "Notice of Continuation/Conversion") (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), stating (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Advance to be converted/continued,
(iii) in the case of a conversion to, or a continuation of, a LIBOR Advance, the requested Interest Period, and (iv) in the case of a conversion of a Base Rate Advance to a LIBOR Advance or continuation of a LIBOR Advance, stating that no Default or Event of Default has occurred and is continuing. If the Borrower shall fail to give any notice in accordance with this Section 2.2(c), the Borrower shall be deemed irrevocably to have requested that such LIBOR Advance be converted to a Base Rate Advance in the same principal amount.

         (d) Minimum Amount. The aggregate amount of Base Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $500,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the applicable Commitment. The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000.

         (e) Notice and Disbursement. The Administrative Agent shall promptly notify the Lenders of each notice received from the Borrower pursuant to this Section. Each Lender shall, not later than 2:00 p.m., Dallas, Texas time, on the date of any Advance, deliver to the Administrative Agent, at its address set forth herein, such Lender's Applicable Specified Percentage of such Advance in immediately available funds in accordance with the Administrative Agent's instructions. Prior to 2:30 p.m., Dallas, Texas time, on the date of any Advance hereunder, the Administrative Agent shall, subject to satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Agent by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Agent. All Revolving Credit Advances shall be made by each Lender according to its Revolving Credit Specified Percentage. All Term Loan Advances shall be made by each Lender in accordance with its Term Loan Specified Percentage.

         Section 2.3       Interest.

         (a) On Base Rate Advances.

                  (i) The Borrower shall pay interest on the outstanding unpaid principal amount of the Base Rate Advances outstanding from time to time, until such Base Rate Advances are due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid at a simple interest rate per annum equal to the Base Rate Basis for the Base Rate Advances as in effect from time to time. If at any time the Base Rate Basis would exceed the Highest Lawful Rate, interest payable on the Base Rate Advances shall be limited to the Highest Lawful Rate, but the Base Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on the Base Rate Advances equals the amount of interest that would have accrued if the Base Rate Basis had been in effect at all times.

                  (ii) Interest on the Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed, and shall be payable in arrears on each Quarterly Date and on the Revolving Commitment Maturity Date or the Term Loan Maturity Date, as appropriate.


         (b) On LIBOR Advances.

                  (i) The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid, at a rate per annum equal to the LIBOR Basis for such LIBOR Advance. The Administrative Agent, whose determination shall be controlling in the absence of demonstrable error, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding, conversion or continuation date and shall notify the Borrower and the Lenders of such LIBOR Basis.

                  (ii) Subject to Section 11.9 hereof, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Revolving Commitment Maturity Date or the Term Loan Maturity Date, as appropriate; provided, however, that if the Interest Period for such LIBOR Advance exceeds three months, interest shall also be due and payable in arrears on each three-month anniversary of the commencement of such Interest Period during such Interest Period.

         (c) Interest After an Event of Default. (i) After an Event of Default (other than an Event of Default specified in Section 8.1(f) or (g) hereof) and during any continuance thereof, at the option of the Determining Lenders, and
(ii) after an Event of Default specified in Section 8.1(f) or (g) hereof and during any continuance thereof, automatically and without any action by the Administrative Agent or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Revolving Commitment Maturity Date or the Term Loan Maturity Date, as appropriate, and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Determining Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances, to exercise any other rights or remedies under the Loan Documents, or to give notice to the Borrower of the decision to charge interest at the Default Rate.

         Section 2.4       Fees.

         (a) Revolving Commitment Fee. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders according to their Revolving Credit Specified Percentages, a commitment fee of 0.50% per annum (or 0.375% per annum during any period during the Subsequent Pricing Period that the Applicable Base Rate Margin is 0.250% or below) on the daily average Unused Portion during the period commencing on the Agreement Date and ending on the Revolving Commitment Maturity Date. Such fee shall be (i) payable in arrears on each Quarterly Date and on the Revolving Commitment Maturity Date, (ii) fully earned when due and, subject to Section
11.9 hereof, nonrefundable when paid and (iii) subject to Section 11.9 hereof, computed on the basis of a 360-day year for the actual number of days elapsed.

         (b) Other Fees. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Agent, for the account of (i) the Administrative Agent, the fees on the dates and in the amounts specified in the letter agreement (the "Administrative Agent Fee Letter"), dated as of the Agreement Date, between the Borrower and the Administrative Agent, and (ii) NationsBanc Montgomery Securities LLC and BankBoston Securities, Inc. the fees specified in the Underwriting Letter on the Agreement Date.

         Section 2.5       Prepayments.

         (a) Voluntary LIBOR Advance Prepayments. Upon three Business Days' prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to the Administrative Agent, LIBOR Advances may be voluntarily prepaid but only so long as the Borrower concurrently reimburses the Lenders in accordance with Section 2.9 hereof; provided, however, the Lenders acknowledge and agree that no other penalties or premiums shall be paid in connection with such prepayment. Any notice of prepayment shall be irrevocable.

         (b) Mandatory Prepayment. On or before the date of any reduction of the Revolving Credit Commitment, the Borrower shall prepay applicable outstanding Revolving Credit Advances in an amount necessary to reduce the sum of outstanding Revolving Credit Advances and Reimbursement Obligations to an amount less than or equal to the lesser of (i) the Revolving Credit Commitment as so reduced and (ii) the Borrowing Base. To the extent required by the immediately preceding sentence, the Borrower shall first prepay all Base Rate Advances and shall thereafter prepay LIBOR Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with
Section 2.9 hereof; provided, however, the Lenders acknowledge and agree that no other penalties or premiums shall be paid in connection with such prepayment. To the extent that at any time the aggregate principal amount of Revolving Credit Advances and Reimbursement Obligations outstanding hereunder exceed the lesser of (i) the Revolving Credit Commitment and (ii) the Borrowing Base, the Borrower shall immediately repay Revolving Credit Advances in an amount equal to such excess.

         (c) Prepayments from Sales of Assets. Concurrently with the receipt of Net Cash Proceeds from the sale or disposition by the Borrower or any of its Subsidiaries of any assets, including any Capital Stocks of any such Subsidiary (other than sales or dispositions of assets (i) expressly permitted pursuant to clauses (a) through (d) of Section 7.5 hereof or (ii) the aggregate amount of Net Cash Proceeds of which during any fiscal year do not exceed $500,000), the Borrower shall prepay Term Loan Advances in an amount equal to 100% of such Net Cash Proceeds. Each such prepayment shall be applied as provided in Section 2.5(f) hereof.

         (d) Prepayment from Sales of Capital Stock. Concurrently with receipt of Net Cash Proceeds from the sale or disposition by the Borrower to any Person of any Capital Stock after the Agreement Date (other than a Permitted Issuance), the Borrower shall prepay Term Loan Advances in an amount equal to 33% of such Net Cash Proceeds. Each such prepayment shall be applied as provided in Section 2.5(f) hereof.

         (e) Prepayment from Issuance of Subordinated Debt. Concurrently with the receipt of Net Cash Proceeds from the issuance of any Subordinated Debt by the Borrower or any of its Subsidiaries, the Borrower shall prepay the Term Loan Advances in an amount equal to 100% of such Net Cash Proceeds. Each such prepayment shall be applied as provided in Section 2.5(f) hereof.

         (f) Payments, Generally. Any prepayment of any Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial payment of a Base Rate Advance shall be in a principal amount which is at least $500,000 and which is an integral multiple of $100,000. Any voluntary partial payment of a LIBOR Advance shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000, and to the extent that any prepayment of a LIBOR Advance is made on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof. Any voluntary or mandatory prepayment of any Term Loan Advance shall be applied pro rata to all of the unpaid scheduled installment payments of the Term Loan Advances, first to the Base Rate Advances, if any, and then to LIBOR Advances. Any prepayment required to be made pursuant to Sections 2.5(c), (d), or (e) hereof shall not be subject to the notice and minimum payment provisions of this Section 2.5; provided, however, the Borrower shall be required to reimburse each Lender for any loss, cost or expense incurred by such Lender in connection with any such prepayment as set forth in Section 2.9 hereof if any prepayment results in a LIBOR Advance being paid on a day other than the last day of an Interest Period for such LIBOR Advance. Notwithstanding any other provision in this Agreement or any of the other Loan Documents to the contrary, the Borrower shall not be required to pay any premium or penalty in connection with any prepayment required or permitted by this Agreement, other than the reimbursements of amounts set forth in Section
2.9 hereof, to the extent applicable to such prepayment.

         Section 2.6       Reduction of Revolving Credit Commitment.

         (a) Voluntary Reduction. The Borrower shall have the right, upon not less than 5 Business Days' notice by an Authorized Signatory to the Administrative Agent (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce the Revolving Credit Commitment. Each partial termination shall be in an aggregate amount which is at least $1,000,000 and which is an integral multiple thereof, and no voluntary reduction in the Revolving Credit Commitment shall cause any LIBOR Advance to be repaid prior to the last day of its Interest Period unless the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof.

         (b) Mandatory Reduction. On the Revolving Commitment Maturity Date, the Revolving Credit Commitment shall be automatically reduced to zero. On the Term Loan Commitment Termination Date, the Term Loan Commitment shall be automatically reduced to zero.

         (c) General Requirements. Upon any reduction of the Revolving Credit Commitment pursuant to this Section, the Borrower shall immediately make a repayment of Revolving Credit Advances in accordance with Section 2.5(b) hereof. The Borrower shall reimburse each Lender in connection with any such payment in accordance with Section 2.9 hereof to the extent applicable. The Borrower shall not have any right to rescind any termination or reduction. Once reduced, the Revolving Credit Commitment may not be increased or reinstated.

         Section 2.7 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender prior to the date of any proposed Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Advance available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Agent receives such amount from (a) the Lender, at a per annum rate equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate, or (b) the Borrower, at the per annum rate applicable at the time to such Advance. No Lender shall be liable for any other Lender's failure to fund an Advance hereunder.

         Section 2.8       Payment of Principal of Advances.

         (a) Revolving Credit Advances. To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Revolving Credit Advances shall be due and payable on the Revolving Commitment Maturity Date.

         (b) Term Loan Advances. To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Term Loan Advances shall be repaid on each Quarterly Date, commencing March 31, 2000 and thereafter, in quarterly installments each in an amount equal to the product of (i) 5% multiplied by (ii) the aggregate principal amount of Term Loan Advances outstanding on the Term Loan Commitment Termination Date; provided, however, all unpaid Term Loan Advances shall be repaid on the Term Loan Maturity Date.

         Section 2.9 Reimbursement. Whenever any Lender shall sustain or incur any actual losses (excluding loss of anticipated profits) or reasonable out-of-pocket expenses in connection with (a) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in
Article 3 hereof), (b) any prepayment for any reason of any LIBOR Advance in whole or in part (including, but not limited to, a prepayment pursuant to Section 9.3(b) hereof) on other than the last day of an Interest Period applicable to such LIBOR Advance, (c) any prepayment of any of its LIBOR Advances that is not made on any date specified in a notice of prepayment given by the Borrower or (d) the selling by such Lender (provided that such Lender was a Lender on the Agreement Date) of its rights and obligations under this Agreement to an Eligible Assignee within 90 days after the Agreement Date, in each case, the Borrower agrees to pay to any such Lender, within 30 days after demand by such Lender, an amount sufficient to compensate such Lender for all such actual losses (excluding loss of anticipated profits) and reasonable out-of-pocket expenses, subject to Section 11.9 hereof. A certificate as to any amounts payable to any Lender under this Section 2.9 shall be submitted to the Borrower by such Lender and shall certify that such amounts were actually incurred by such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent demonstrable error.

         Section 2.10      Manner of Payment.

         (a) Payment Timing and Type. Each payment (including prepayments) by the Borrower of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Document shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's office, in Dallas constituting immediately available funds.

         (b) Non-Business Day Payments. If any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless, with respect to a payment due in respect of a LIBOR Advance, such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         (c) Payments Without Deduction. The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Documents without deduction for set-off, counterclaim, Taxes or any deduction whatsoever.

         (d) Apportionment of Payments. Whenever any amount received by the Administrative Agent under this Agreement in respect of the Obligations (including, without limitation, proceeds of Collateral or payments under any Subsidiary Guaranty) is insufficient to pay in full amounts due and payable in respect of the Obligations, such amount shall be applied in the following order: first, to pay the Administrative Agent's reasonable fees and expenses incurred on behalf of the Lenders then due and payable; second, to pay all other reasonable fees then due and payable in respect of the Advances and the Reimbursement Obligations under the Loan Documents; third, to pay all other amounts other than principal and interest (including; without limitation, expense reimbursements and indemnities) not otherwise referred to in clauses first and second immediately preceding then due and payable in respect of the Advances and the Reimbursement Obligations under the Loan Documents; fourth, to pay interest then due and payable on the Advances and the Reimbursement Obligations, to be applied in accordance with each Lenders' Total Specified Percentage; and fifth, to pay principal then due and payable on the Advances and Reimbursement Obligations, and in the case of proceeds of Collateral and payments under any Subsidiary Guaranty, to pay any other obligations to any Secured Party (as defined in the Security Agreement) not covered in first through four above, ratably among the Secured Parties in accordance with the aggregate principal amount of Advances and the Reimbursement Obligations and, in the case of proceeds of Collateral or payments under any Subsidiary Guaranty, the obligations secured or guaranteed thereby, owed to each Secured Party.

         Section 2.11 LIBOR Lending Offices. Each Lender's initial LIBOR Lending Office is set forth opposite its name in Schedule 1.1 attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate of such Lender as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to Section 9.2 or 9.3 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

         Section 2.12 Sharing of Payments. If any Lender shall obtain a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Advances (other than pursuant to Sections 2.4(b), 2.14, 2.15(d), 9.3 or 9.5 hereof) in excess of its share of payments made by the Borrower, such Lender shall purchase from each other Lender such participation in the Advances made by such other Lender as shall be necessary to cause such purchasing Lender to share a ratable portion of the excess payment with each other Lender (based on its Applicable Specified Percentage so long as there does not exist an Event of Default, and based on its Total Specified Percentage if there exists an Event of Default); provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.13 Calculation of LIBOR Rate. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

         Section 2.14      Taxes.

         (a) Any and all payments by the Borrower and each other Obligor hereunder and under the other Loan Documents (including, without limitation, payments pursuant to Sections 2.9, 5.9, 9.3, and 9.5 hereof and this Section 2.15) shall be made, in accordance with Section 2.10 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, (i) taxes imposed on, based upon or measured by its overall net income, and franchise taxes, doing business taxes or minimum taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or in which it has its applicable lending office or any political subdivision thereof; (ii) taxes imposed by reason of failure by the Lender or the Administrative Agent to comply with the requirements of paragraph
(e) of this Section 2.14; and (iii) in the case of any Lender, any taxes in the nature of transfer, stamp, recording or documentary taxes resulting from a transfer (other than as a result of foreclosure) by such Lender of all or any portion of its interest in this Agreement, the Notes or any other Loan Documents (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, to the extent not prohibited by Applicable Law, (x) the sum payable shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount of Taxes deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         (b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies (other than taxes described in clause (iii) of the first sentence of Section 2.14(a) hereof) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Administrative Agent (as the case may be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses which are finally judicially determined by a court of competent jurisdiction to have arisen as a result of gross negligence or wilful misconduct on the part of such Lender or the Administrative Agent. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to any amounts payable to any Lender under this Section 2.14 shall be submitted to the Borrower by such Lender and shall certify that such amounts were actually incurred by such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent demonstrable error.

         (d) As soon as practicable after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. For purposes of this Section 2.14 the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

         (e) Each Lender which is not a United States Person hereby agrees that:

                  (i) it shall (except as provided in Section 2.14(e)(vi) hereof), no later than the Agreement Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.6 hereof after the Agreement Date, the date upon which such Lender becomes a party hereto) and at such times as necessary in the reasonable determination of the Borrower, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent:

                  (A) if any lending office is located in the United States, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor form thereto ("Form 4224"),

                  (B) if any lending office is located outside the United States, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor form thereto ("Form 1001"), in each case establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees, or other amounts payable at such lending office or lending offices under this Agreement or any other Loan Document free from deduction or withholding of United States federal income tax;

                  (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter, but only to the extent the forms previously delivered by it hereunder are not effective with respect to such changed or additional lending office or lending offices, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent, in replacement for the forms previously delivered by it hereunder:

                  (A) if such changed or additional lending office is located in the United States, two (2) accurate and complete signed originals of Form 4224; or

                  (B) otherwise, two (2) accurate and complete signed originals of Form 1001,

         in each case establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees, or other amounts payable at such changed or additional lending office under this Agreement or any other Loan Document free from deduction of withholding of United States federal income tax;

                  (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent, two (2) accurate and complete original signed copies of Form 4224 or Form 1001, in each case establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees, or other amounts payable under this Agreement or any other Loan Document free from deduction or withholding of United States federal income tax, in replacement for the forms previously delivered by such Lender;

                  (iv) it shall, promptly upon the request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes;

                  (v) it shall notify the Borrower promptly after any event (including an amendment to or a change in any applicable law or regulation or in the written interpretation thereof by any regulatory authority or any judicial authority or by ruling applicable to such Lender of any governmental authority charged with the interpretation or administration of any law) shall occur that results in such Lender no longer being capable of receiving payments under this Agreement without any deduction or withholding of United States federal income tax; and

                  (vi) if such Lender is not a "bank" or other person described in Section 881(c)(3) of the Code and cannot deliver either Form 4224 or Form 1001, a statement that such Lender is not a "bank" under Section 881(c)(3)(A) of the Code and two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender.

         (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of the Obligations.

         (g) Each Lender (and the Administrative Agent with respect to payments to the Administrative Agent for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver or by virtue of the location of any Lender's lending office), (ii) it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender, (iii) otherwise cooperate with the Borrower (in a manner that is not disadvantageous to such Lender in its reasonable discretion) to minimize amounts payable by the Borrower under this Section 2.14 and (iv) notify the Borrower of any written assertion by any Tribunal with respect to any Taxes for which the Borrower may be obligated to reimburse such Lender under this Section 2.14; provided, however, no Lender nor the Administrative Agent shall be obligated by reason of this Section 2.14(g) to (a) disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning or (b) contest the payment of any Taxes or Other Taxes. Subject to the foregoing, to the extent the Borrower pays sums pursuant to this Section 2.14 and the Lender or the Administrative Agent receives a refund of any or all of such sums, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower, provided that no Default or Event of Default is in existence at such time. At such time, if any, that such Default or Event of Default is cured or waived, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower.

         (h) If the Borrower becomes obligated to pay additional amounts described in this Section 2.14 to any Lender, the Borrower may designate a financial institution reasonably acceptable to the Administrative Agent to replace such Lender by purchasing for cash and receiving an assignment of such Lender's pro rata share of the Commitments and the Rights of such Lender under the Loan Documents without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding amounts owed to such Lender (including such additional amounts owing to such Lender pursuant to this Section 2.14). Upon execution of an Assignment Agreement, such other financial institution shall be deemed to be a "Lender" for all purposes of this Agreement as set forth in Section 11.6 hereof.

         Section 2.15      Letters of Credit.

         (a) The Letter of Credit Facility. The Borrower may request the Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and the Issuing Bank shall, if so requested, issue, letters of credit (including the Existing Letters of Credit, the "Letters of Credit") for the account of the Borrower from time to time on any Business Day from the date of the initial Advance until the Revolving Commitment Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed, at any time outstanding, the lesser of (i) $7,500,000 and (ii) an amount equal to
(A) the lesser of the Revolving Credit Commitment and the Borrowing Base minus
(B) the aggregate principal amount of Revolving Credit Advances then outstanding and the aggregate amount of all drawings under Letters of Credit that have not been reimbursed by the Borrower or converted to Advances (the "Letter of Credit Facility"). No Letter of Credit shall have an expiration date later than the earlier of (i) thirty days prior to the Revolving Commitment Maturity Date or
(ii) one year after the date of issuance thereof (provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods, which in no event extend beyond the date referred to in clause
(i) of this sentence). Immediately upon the issuance of each Letter of Credit (or upon satisfaction of the conditions precedent set forth in Sections 3.1 and 3.2 hereof with respect to the Existing Letters of Credit), the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Revolving Credit Specified Percentage times (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this
Section 2.15(a), repay any Revolving Credit Advances resulting from drawings thereunder pursuant to Section 2.15(c) hereof and request the issuance of additional Letters of Credit under this Section 2.15(a).

         (b) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 1:00 p.m. (Dallas, Texas time) on the fourth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrower and the Issuing Bank in form and substance reasonably satisfactory to the Borrower and the Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "Letter of Credit Agreement"), provided that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit by the Borrower (a "Notice of Issuance") shall be by telecopier, specifying therein, in the case of a Letter of Credit, the requested (i) date of such issuance (which shall be a Business Day), (ii) maximum amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit, and (v) form of such Letter of Credit and specifying such other information as shall be required pursuant to the relevant Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to the Issuing Bank in its reasonable discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3 hereof, make such Letter of Credit available to the Borrower at its office referred to in
Section 11.1 hereof or as otherwise agreed with the Borrower in connection with such issuance.

         (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Revolving Credit Advance, which shall bear interest at the Base Rate Basis, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article 3 hereof). In the event that a drawing under any Letter of Credit is not reimbursed by the Borrower by 12:00 noon (Dallas, Texas time) on the first Business Day after such drawing, the Issuing Bank shall promptly notify Administrative Agent and each other Lender. Each such Lender shall, on the first Business Day following such notification, make a Revolving Credit Advance (or, if as a result of any Debtor Relief Law, the Lenders are prohibited from making a Revolving Credit Advance, each Lender shall fund its participation purchased pursuant to Section 2.15(a) hereof by making such amount available to the Administrative Agent), which shall bear interest at the Base Rate Basis, and shall be used to repay the applicable portion of the Issuing Bank's Revolving Credit Advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Article 3 hereof) and shall make available to the Administrative Agent for the account of the Issuing Bank, by deposit at the Administrative Agent's office, in same day funds, the amount of such Advance. In the event that any Lender fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Advance, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

         (d) Increased Costs. If, (i) any change after the Agreement Date in any Law or in the interpretation thereof by any Tribunal charged with the administration thereof or (ii) compliance by a Lender with any Law or any guideline or requirement from any central bank or Tribunal (whether or not having the force of law) adopted or promulgated after the Agreement Date (including any implementation of the Basle Accord or similar guideline or requirement adopted, promulgated or becoming effective after the Agreement Date) shall either (A) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender or any corporation controlling the Issuing Bank or any Lender or (B) impose on the Issuing Bank or any Lender or any corporation controlling the Issuing Bank or any Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in the preceding clause (A) or (B) shall be to increase the cost to the Issuing Bank or any corporation controlling the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender or any corporation controlling such Lender of purchasing any participation therein or making any Advance pursuant to Section 2.15(c), then, within 10 days after demand by the Issuing Bank or such Lender, the

Borrower shall, subject to Section 11.9 hereof, pay to the Issuing Bank or such Lender, from time to time as specified by the Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate the Issuing Bank or such Lender or any corporation controlling such Lender for such increased cost. A certificate as to the amount of such increased cost shall be submitted to the Borrower by the Issuing Bank or such Lender, shall certify that such increased costs were actually incurred by the Issuing Bank or such Lender and shall show in reasonable detail an accounting of the amount payable and the calculation used to determine in good faith such amount and shall be conclusive absent demonstrable error. In determining such amount, the Issuing Bank or such Lender may use any reasonable averaging or attribution method. Nothing in this Section 2.15(d) shall provide the Borrower or any of its Subsidiaries the right to inspect the records, files or books of the Issuing Bank or any Lender. If the Borrower becomes obligated to pay additional amounts described in this Section 2.15(d) to any Lender, the Borrower may designate a financial institution reasonably acceptable to the Administrative Agent to replace such Lender by purchasing for cash and receiving an assignment of such Lender's pro rata share of the Commitments and the Rights of such Lender under the Loan Documents without recourse to or warranty by, or expenses to, such Lender, for a purchase price equal to the outstanding amounts owing to such Lender (including such additional amounts owing to such Lender pursuant to this Section 2.15(d)). Upon execution of an Assignment Agreement, such other financial institution shall be deemed to be a "Lender" for all purposes of this Agreement as set forth in
Section 11.6 hereof. The obligations of the Borrower under this Section 2.15(d) shall survive termination of this Agreement. The Issuing Bank or any Lender claiming any additional compensation under this Section 2.15(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the reasonable judgment of the Issuing Bank or such Lender, be otherwise disadvantageous.

         (e) Obligations Absolute. The obligations of the Borrower under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit or any Revolving Credit Advance pursuant to Section 2.15(c) hereof shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement, any other Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

                  (ii) (A) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section 2.15(c) hereof or (B) any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or wilful misconduct;

                  (vi) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section 2.15(c) hereof; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than the Issuing's Bank gross negligence or wilful misconduct.

         (f)      Compensation for Letters of Credit.

                  (i) Credit Fee. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Agent for the account of the Lenders according to their Revolving Credit Specified Percentages, a per annum fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Revolving Commitment Maturity Date) equal to the product of the Applicable LIBOR Rate Margin in effect from time to time for Revolving Credit Advances multiplied by the average daily amount available for drawing under all outstanding Letters of Credit. Subject to Section 11.9 hereof, such fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                  (ii) Fronting Fee. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Agent for the account of the Issuing Bank a per annum fronting fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Revolving Commitment Maturity Date) in an amount equal to the product of (a) 0.25% times (b) the average daily amount available for drawing under all outstanding Letters of Credit. Subject to Section 11.9 hereof, such fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                  (iii) Administrative Fee. Subject to Section 11.9 hereof, the Borrower shall pay, with respect to each amendment, renewal or transfer of each Letter of Credit and each drawing made thereunder, reasonable documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such amendment, renewal, transfer or drawing, as the case may be.

         (g)      L/C Cash Collateral Account.

                  (i) Upon the occurrence of an Event of Default and demand by the Administrative Agent pursuant to Section 8.2(c) hereof (except in the case of an Event of Default specified in Section 8.1(f) or (g) hereof, without any demand or taking of any other action by the Administrative Agent or any Lender), the Borrower will promptly pay to the Administrative Agent in immediately available funds an amount equal to the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by the Administrative Agent shall be deposited by the Administrative Agent in a deposit account maintained by the Issuing Bank (the "L/C Cash Collateral Account").

                  (ii) As security for the payment of all Reimbursement Obligations and for any other Obligations, the Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Agent (for the benefit of the Issuing Bank and Lenders), and creates in the Administrative Agent's favor (for the benefit of the Issuing Bank and Lenders) a Lien in, all money, instruments and securities at any time held in or acquired in connection with the L/C Cash Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent and the Borrower shall have no right to withdraw or to cause the Administrative Agent to withdraw any funds deposited in the L/C Cash Collateral Account. At any time and from time to time, upon the Administrative Agent's request, the Borrower promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in the Administrative Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph
         (ii) and of the rights and powers herein granted. The Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Cash Collateral Account other than the Lien granted under this paragraph (ii).

                  (iii) The Administrative Agent shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable, (B) after the Revolving Commitment Maturity Date, apply any proceeds remaining in the L/C Cash Collateral Account first to pay any unpaid Obligations then outstanding hereunder and then to refund any remaining amount to the Borrower.

                  (iv) The Borrower, no more than once in any calendar month, may direct the Administrative Agent to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (A) Cash and Cash Equivalents or direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (B) one or more other types of investments permitted by the Determining Lenders, in each case with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Borrower, the Administrative Agent shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments and maturities with the consent of the Determining Lenders, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. All such investments shall be made in the Administrative Agent's name for the account of the Lenders, subject to the ownership interest therein of the Borrower. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Administrative Agent and the Lenders harmless from any and all such losses and taxes, except to the extent that such losses or taxes are finally judicially determined by a court of competent jurisdiction to be the result of gross negligence or wilful misconduct of the Administrative Agent. Administrative Agent may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations as provided in Section 2.15(g)(iii) hereof (or on account of any other Obligation then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Administrative Agent) as a result of such application.

                  (v) After the establishment of the L/C Cash Collateral Account pursuant to Section 2.15(g)(i) hereof, the Borrower shall pay to the Administrative Agent the fees customarily charged by the Issuing Bank with respect to the maintenance of accounts similar to the L/C Cash Collateral Account.

                  (vi) At such time as no Event of Default is in existence, the Administrative Agent shall return any amount remaining in the L/C Cash Collateral Account to the Borrower.

         Section 2.16 Booking Loans. Any Lender may make, carry or transfer Advances at, to or for the account of any of its branch offices or the office of an Affiliate. No such action shall result in any liability on the part of the Borrower from such action (except any such action which is made by a Lender pursuant to Section 9.2 or 9.3 hereof, or otherwise for the purpose of complying with Applicable Law).

                                    ARTICLE 3

                              Conditions Precedent

         Section 3.1 Conditions Precedent to the Initial Advances and the Initial Letters of Credit. The obligation of each Lender to make the initial Advance and the obligation of the Issuing Bank to issue the initial Letter of Credit is subject to (i) receipt by the Administrative Agent of the following items which are to be delivered, in form and substance satisfactory to each Lender, with a copy (except for the Notes and this Agreement) for each Lender, and (ii) satisfaction of the following conditions which are to be satisfied:

         (a) A loan certificate of each Obligor certifying as to the accuracy of its representations and warranties in the Loan Documents, certifying, in the case of any such Obligor, that no Default or Event of Default has occurred, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the articles or certificate of incorporation or other organizational documents of such Obligor, certified to be true, complete and correct by the secretary of state of its state of organization, (ii) a copy of a certificate of good standing and a certificate of existence for its state of organization and, in the case of any such Obligor, each state in which it is qualified to do business, (iii) a copy of such Obligor's bylaws, partnership agreement or similar document, certified to be true, complete and correct by its secretary or general partner, as the case may be, and (iv) a copy of corporate or similar resolutions authorizing the execution, delivery and performance of the Loan Documents to be executed by such Obligor;

         (b) a duly executed Revolving Credit Note and Term Loan Note, payable to the order of each Lender and in an amount for each Lender equal to its Applicable Specified Percentage of each Commitment, respectively;

         (c) UCC searches in appropriate jurisdictions where Collateral is located;

         (d) opinions of counsel to each Obligor addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Agreement Date, and covering certain of the matters set forth in Sections 4.1(a), (b), (c), (h),
(m), (n) and (p) and such other matters incident to the transactions contemplated hereby as the Administrative Agent or Special Counsel may reasonably request (including opinions of local counsel for all states where Collateral is located and the Borrower and each other Obligor is incorporated and foreign counsel with respect to any Capital Stock of a Foreign Subsidiary as Collateral);

         (e) reimbursement for the Administrative Agent for Special Counsel's reasonable and customary fees and expenses rendered through the date hereof;

         (f) evidence that all proceedings of each Obligor taken in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Agent or Special Counsel may reasonably request in connection with such transactions;

         (g) any fees or any expenses required to be paid pursuant to the Administrative Agent Fee Letter and the Underwriting Fee Letter;

         (h) duly executed and completed Security Agreements, dated as of the Agreement Date, granting a Lien, in all Collateral covered thereby, together with related UCC financing statements, certificates of title with respect to motor vehicles having a fair market value in excess of $30,000, stock powers, stock certificates evidencing ownership of (i) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary and (ii) 65% of the issued and outstanding Capital Stock of each Foreign Subsidiary, and insurance certificates listing Administrative Agent as loss payee and additional insured and otherwise in a form required by the Collateral Documents.

         (i) simultaneously with the making of the initial Advance, executed UCC-3 Termination Statements to be filed in appropriate jurisdictions to terminate all Liens against assets of European Touch, the Borrower and its Subsidiaries (including the European Touch Companies) other than Permitted Liens (or written agreements from each holder of such Liens to promptly execute such Termination Statements);

         (j) all European Touch Transaction Documents, which shall be in substance and form satisfactory to the Administrative Agent and Special Counsel;

         (k) consummation of the European Touch Transaction shall have occurred on terms and conditions set forth in the European Touch Transaction Documents satisfactory to the Administrative Agent and Special Counsel;

         (l) Deeds of Trust executed by the Borrower and dated as of the Agreement Date, together with environmental reports, surveys and title insurance policies or commitments in form and substance satisfactory to the Administrative Agent and Special Counsel;

         (m) Landlord's Waivers executed by each lessor with respect to leased properties on which Collateral is located in substantially the form set out on Exhibit J ("Landlord's Waiver"), subject to the sixty-day grace period with respect thereto provided in the definition of "Eligible Inventory" set forth in
Section 1.1 hereof;

         (n) evidence satisfactory to the Administrative Agent that (i) the European Touch Transaction shall have been consummated (or shall be consummated simultaneously with the initial Advance hereunder), and (ii) the Borrower shall have received at least $75,000,000 in gross proceeds from the sale of the Senior Subordinated Notes;

         (o) a pro forma balance sheet of the Borrower and its Subsidiaries taking into account the European Touch Transaction and reflecting such information relating to the European Touch Transaction as the Administrative Agent may require;

         (p) after giving effect to the European Touch Transaction, there shall have occurred no material adverse change in the business, assets, operations, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries (including in respect of the assets and liabilities of the European Touch Companies to be acquired in the European Touch Transaction), taken as a whole, since December 31, 1997;

         (q) financial projections of the Borrower and its Subsidiaries (including the European Touch Companies) in form and substance satisfactory to the Administrative Agent;

         (r) all Indebtedness of the Borrower under the Credit Agricole Credit Agreement shall have been (or shall be consummated simultaneously with the initial Advance hereunder) refinanced in full pursuant to the terms hereof, and all obligations of the Borrower and its Subsidiaries under the Credit Agricole Credit Agreement, except for those that expressly survive termination thereof, shall terminate;

         (s) all requisite approvals of all Tribunals and other third parties with respect to the European Touch Transaction and the other transactions contemplated hereby to the extent required shall have been obtained; and

         (t) in form and substance reasonably satisfactory to the Administrative Agent and Special Counsel, such other documents, instruments and certificates as the Administrative Agent or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation, evidence of the status, organization or authority of the Borrower or any Subsidiary of the Borrower, and the enforceability of the Obligations.

         Section 3.2 Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance hereunder (including the initial Advance) and the obligation of the Issuing Bank to issue or extend each Letter of Credit (including the initial Letter of Credit) is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Advance, issuance or extension:

         (a) With respect to each Advance and each issuance or extension of a Letter of Credit, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of each such Advance, issuance or extension, shall be true and correct, both before and after giving effect to the application of the proceeds of the Advance or Letter of Credit, except as otherwise expressly provided in said Section 4.2 hereof.

         (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or Letter of Credit, is received by the Administrative Agent from the Borrower prior to the making of such Advance or issuance or extension of such Letter of Credit;

         (c) There shall not exist a Default or Event of Default hereunder;

         (d) The aggregate Advances and Letters of Credit, after giving effect to such proposed Advance or Letter of Credit, shall not exceed the maximum principal amount then permitted to be outstanding hereunder;

         (e) No order, judgment, injunction or decree of any Tribunal shall purport to enjoin or restrain any Lender or the Issuing Bank from making any Advance or issuing or extending any Letter of Credit;

         (f) There shall be no Litigation pending against, or, to the Borrower's current actual knowledge, threatened against the Borrower or any of its Subsidiaries, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries, or any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body which could reasonably be expected to have a Material Adverse Effect; and

         (g) There shall have occurred no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries (including the assets acquired and liabilities of the European Touch Companies acquired in the European Touch Transaction), taken as whole, since December 31, 1997 (but after giving effect to the European Touch Transaction).

         Notwithstanding the above, the obligation of each Lender to make a Revolving Credit Advance pursuant to Section 2.15(c) hereof (or fund its participation in respect of Letters of Credit pursuant to Section 2.15(c) hereof) shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) the occurrence of any Default or Event of Default, unless the Issuing Bank had actual knowledge of such Default or Event of Default prior to the issuance of the Letter of Credit related to such Revolving Credit Advance, (ii) the failure of the Borrower to satisfy any condition set forth in this Section 3.2, or (iii) any other circumstance, happening or event whatsoever, except that the conditions precedent set forth in Sections 3.1 and 3.2 hereof with respect to the Letter of Credit for which such Revolving Credit Advance is made pursuant to Section 2.15(c) hereof shall have been satisfied in full at the time of the issuance of such Letter of Credit.

         Section 3.3 Conditions Precedent to Each Term Loan Advance and Each Revolving Credit Acquisition Advance. The obligation of each Lender to make each Term Loan Advance and each Revolving Credit Acquisition Advance hereunder (including the initial Term Loan Advance and any initial Revolving Credit Acquisition Advance) is subject to fulfillment of the following conditions (in addition to the conditions set forth in Sections
3.1 and 3.2 hereof):

         (a) The conditions set forth in Section 7.6 with respect to such Acquisition shall have been satisfied.

         (b) On or before the date of the Term Loan Advance or the Revolving Credit Acquisition Advance, the Borrower shall have complied with Sections 5.11 and 5.12 hereof as to any property acquired or to be acquired in connection with such Acquisition.

         (c) There shall be delivered to the Administrative Agent (in each case, with sufficient copies for each Lender) upon consummation of the Acquisition, a complete set of documents effecting such Acquisition, together with all schedules and exhibits thereto.

         (d) The Administrative Agent shall be reasonably satisfied with the final terms and conditions of, and documentation relating to, the Acquisition (including, without limitation, all representations, warranties and indemnities contained in such documentation). The Administrative Agent shall be deemed to be satisfied with the final terms and conditions of, and documentation related to, such Acquisition unless it notifies the Borrower in writing to the contrary within 5 Business Days after receipt by the Administrative Agent of such final terms and documentation.

         Section 3.4 Conditions Precedent to Conversions and Continuations. The obligation of the Lenders to convert any existing Base Rate Advance into a LIBOR Advance or to continue any existing LIBOR Advance is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation. The acceptance of the benefits of each such conversion and continuation shall constitute a representation and warranty by the Borrower to each of the Lenders that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.


                                    ARTICLE 4

                         Representations and Warranties

         Section 4.1 Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

         (a) Organization; Power; Qualification. As of the Agreement Date, the respective jurisdiction of organization or incorporation and percentage ownership by the Borrower of the Subsidiaries listed on Schedule 4.1(a) hereto are true and correct. As of the Agreement Date, Schedule 4.1(a) hereto is a complete and accurate listing, showing with respect to the Borrower and each Subsidiary of the Borrower (a) its mailing address, which is its principal place of business, and


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
(b) the classes of its Capital Stock and the number of amount of its Capital Stock authorized and outstanding. All of the outstanding Capital Stock of the Borrower and each Subsidiary of the Borrower is validly issued, fully paid and non-assessable (except that, pursuant to Section 180.0622 of the Wisconsin Statutes, a shareholder of any Wisconsin corporation may be assessed up to six months back wages for employees of such corporation). Each of the Borrower and its Subsidiaries is a corporation or other legal Person duly organized, validly existing and in good standing under the laws of its state of incorporation or organization. Each of the Borrower and its Subsidiaries has the legal power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower and its Subsidiaries is authorized to do business, duly qualified and in good standing in the jurisdiction as set forth in Schedule 4.1(a) hereto and no qualification or authorization is necessary in any other jurisdictions in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.

         (b) Authorization. The Borrower has corporate power and has taken all necessary corporate action to authorize it to borrow and request Letters of Credit hereunder. Each of the Borrower and its Subsidiaries has corporate or other proper power and has taken all necessary corporate or other action to execute, deliver and perform the Loan Documents to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document has been duly executed and delivered by the Borrower or its Subsidiary executing it. Each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party is a legal, valid and binding obligation of the Borrower or such Subsidiary, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries).

         (c) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval necessary on or prior to the Agreement Date not already obtained, except for matters which could not reasonably be expected to gave a Material Adverse Effect, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws or other applicable organizational documents of the Borrower or any Subsidiary of the Borrower, (iv) conflict with, result in a breach of, or constitute a default under any Necessary Authorization, indenture, agreement or other instrument, to which the Borrower or any Subsidiary of the Borrower is a party or by which they or their respective properties may be bound, except for matters which could not reasonably be expected to have a Material Adverse Effect, or (v) result in or require the creation or imposition of any Lien (other than Liens in favor of the Lenders to secure the Obligations hereunder or other Permitted Liens) upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries.

         (d) Business. The Borrower and its Subsidiaries are engaged primarily in the business of the manufacture and distribution of personal care and salon products and businesses or activities reasonably directly related thereto.

         (e) Licenses, etc. All Necessary Authorizations have been duly obtained, and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, unless the failure to obtain or have in effect such Necessary Authorizations could not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries are and will continue to be in compliance with all provisions thereof, except to the extent that any such failure to comply could not reasonably be expected to have a Material Adverse Effect. No circumstance exists which could reasonably be expected to impair the utility of the Necessary Authorization or the right to renew such Necessary Authorization the effect of which could reasonably be expected to have a Material Adverse Effect. No Necessary Authorization is the subject of any pending or, to the Borrower's knowledge, threatened challenge, suspension, cancellation or revocation, the effect of which could reasonably be expected to have a Material Adverse Effect.

         (f) Compliance with Law. The Borrower and its Subsidiaries are in compliance in all respects with all Applicable Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         (g) Title to Properties. The Borrower and its Subsidiaries have good title to, or a valid leasehold or subleasehold interest in, all of their material assets. None of their assets are subject to any Liens, except Permitted Liens. No financing statement or other Lien filing (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Borrower or any of its Subsidiaries as debtor or covers (or purports to cover) any assets of the Borrower or any of its Subsidiaries, except for Indebtedness with respect to which the requirements of Section 3.1(i) hereof have been satisfied. The Borrower and its Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing (except relating to Permitted Liens).

         (h) Litigation. Except as reflected on Schedule 4.1(h) hereto, as of the Agreement Date, there is no Litigation pending against, or, to the Borrower's current actual knowledge, threatened against the Borrower or any of its Subsidiaries, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries, or any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body in which the amount claimed in an aggregate amount (excluding liabilities for which credit worthy insurance companies have acknowledged coverage) exceeds $500,000.

         (i) Taxes. All federal, state and other tax returns of the Borrower and its Subsidiaries required by law to be filed have been duly filed, or extensions have been timely filed, and all taxes shown to be due and payable on such returns, have been paid, unless the same are being diligently contested in accordance with Section 5.6 hereof. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of their taxes are, in the reasonable judgment of the Borrower, adequate.

         (j)      Financial Statements; Material Liabilities.

                  (i) The Borrower has heretofore delivered to the Lenders the audited consolidated balance sheets of the Borrower as at December 31, 1997, and the related statements of earnings and changes in shareholders' equity and statement of cash flows for the twelve-month period then ended (the "Borrower's Audited Financial Statements"). The Borrower's Audited Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position of the Borrower and its Subsidiaries on a consolidated basis or as at the date thereof and the consolidated results of operations and cash flows for the period covered thereby.

                  (ii) The Borrower has heretofore delivered to the Lenders the unaudited consolidated balance sheets of the Borrower as at March 31, 1998 and the related statements of earnings and changes in stockholders' equity and statement of cash flows for the three-month period then ended (the "Borrower's Unaudited Financial Statements"). The Borrower's Unaudited Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position of the Borrower and its Subsidiaries on a consolidated basis as at the end of and for such fiscal quarter, subject to normal year-end adjustments.

                  (iii) The Borrower has heretofore delivered the audited consolidated balance sheets of the European Touch Companies as at December 31, 1997 and the related statements of earnings and changes in stockholders' equity and statement of cash flows for the twelve-month period then ended (the "European Touch Companies Audited Financial Statements"). The European Touch Companies Audited Financial Statements were prepared in conformity with GAAP and fair present, in all material respects, the financial position of the European Touch Companies and the consolidated results of operations and cash flows for the period covered thereby.

                  (iv) The Borrower has heretofore delivered to the Lenders the unaudited combined balance sheets of the European Touch Companies as at March 31, 1998 and the related statements of earnings and changes in stockholders' equity and statement of cash flows for the three-month period then ended (the "European Touch Companies Unaudited Financial Statements"). The European Touch Companies Unaudited Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position of the European Touch Companies, as at the end of and for such fiscal quarter, subject to normal year-end adjustments.

                  (v) The projected consolidated financial statements of the Borrower and its Subsidiaries (including the European Touch Companies) delivered to the Lenders prior to


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
         or on the Agreement Date are based on good faith estimates and assumptions made by the management of the Borrower and believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may significantly differ from the projected results.

                  (vi) The consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 6.1 and
         6.2 hereof fairly present in all material respects their respective financial condition and their respective results of operations as of the dates and for the periods shown, all in accordance with GAAP, subject to normal year-end adjustments. The latest of such financial statements reflects all material liabilities, direct and contingent, of the Borrower and each Subsidiary of the Borrower that are required to be disclosed in accordance with GAAP.

         (k) No Adverse Change. Since December 31, 1997, no event or circumstance has occurred or arisen which is reasonably likely to have a Material Adverse Effect.

         (l) ERISA. As of the Agreement Date, none of the Borrower or its Controlled Group maintains or contributes to any Plan (other than a Multiemployer Plan) subject to Title IV of ERISA. Each such Plan (other than any Multiemployer Plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Law, except to the extent that failure to so comply would not reasonably be expected to have a Material Adverse Effect. With respect to each Plan (other than any Multiemployer Plan) of the Borrower and each member of its Controlled Group, all reports required under ERISA or any other Applicable Law to be filed with any Tribunal, the failure of which to file could reasonably be expected to result in liability of the Borrower or any member of its Controlled Group in excess of $500,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. No Plan of the Borrower or any member of its Controlled Group has been terminated under Section 4041(c) of ERISA nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required under the terms of any such Plan, or by Section 412 of the Code or
Section 302 of ERISA by the due date under Section 412 of the Code and Section 302 of ERISA, the result of which could reasonably be expected to have a Material Adverse Effect. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Plan or its related trust of the Borrower or any member of its Controlled Group since the effective date of ERISA, the result of which could reasonably be expected to have a Material Adverse Effect. The present value of the benefit liabilities, as defined in Title IV of ERISA, of each Plan subject to Title IV of ERISA (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group does not exceed by more than $500,000 the present value of the assets of each such Plan as of the most recent valuation date using each such Plan's actuarial assumptions at such date. There are no pending, or to the Borrower's knowledge threatened, claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan, the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or, to the Borrower's knowledge, any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or
Section 4975 of the Code, in connection with any Plan the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group has withdrawn from any Multiemployer Plan, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA
Section 4069, the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group maintains or has established any Plan (other than a Multiemployer Plan) which is a welfare benefit plan within the meaning of Section 3(1) of ERISA and which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment, except as may be required by any Applicable Law, the result of which could reasonably be expected to have a Material Adverse Effect. Each of Borrower and its Controlled Group which maintains a Plan which is a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations thereunder. None of the Borrower or any member of its Controlled Group maintains or has established a multiemployer welfare benefit arrangement within the meaning of Section 3(40)(A) of ERISA.

         (m) Compliance with Regulations T, U and X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances or Letters of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in any manner which might cause the borrowing of any Advances or the application of any proceeds thereof to violate Regulations T, U and X of the Board of Governors of the Federal Reserve System.


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
         (n) Required Consents. The Borrower and its Subsidiaries are not required to obtain any Necessary Authorization on or prior to the Agreement Date that has not already been obtained from, or effect any material filing or registration that has not already been effected with, any Tribunal in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof, in accordance with their respective terms, including any borrowings hereunder, except for the filing of financing statements (and other similar notices) and other Collateral Documents containing a description of the Collateral with certain Tribunals, including the United States Patent and Trademark Office.

         (o) Absence of Default. The Borrower and its Subsidiaries are in compliance in all respects with all of the provisions of their certificate of incorporation, by-laws and other organizational documents, other than matters that could not reasonably be expected to have a Material Adverse Effect. No event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or
(ii) a default by the Borrower or any of its Subsidiaries under any indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Subsidiaries or by which they or any of their respective properties is bound, the result of which could reasonably be expected to have a Material Adverse Effect.

         (p) Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other Tribunal pursuant to any provisions of such act.

         (q) Environmental Matters. The Borrower does not have any knowledge that any substance deemed hazardous by any Applicable Environmental Law, has been placed (i) on any real property fee title to which is now owned by the Borrower or any of its Subsidiaries or (ii) by Borrower or any of its Subsidiaries on any real property leased by the Borrower or any of its Subsidiaries, in either case in a manner which does not comply with Applicable Environmental Laws, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the Borrower's knowledge, threatened investigation or inquiry by any Tribunal or to any remedial obligations under any Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have not failed to obtain any permits, licenses or similar authorizations other than certificates of occupancy and building permits and other authorizations that have been obtained to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property owned or leased by the Borrower or any Subsidiary of the Borrower by reason of any Applicable Environmental Laws, except to the extent that the failure to so obtain could not reasonably be expected to have a Material Adverse Effect. The Borrower has no knowledge, that any hazardous substances or solid wastes have been disposed of or otherwise released (i) on or to the real property fee title to which is owned by the Borrower or any of its Subsidiaries or (ii) by Borrower or any of its Subsidiaries on or to any real property leased by Borrower or any of its Subsidiaries, all within the meaning of the Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect.

         (r) Certain Fees. Except for fees and expenses incurred in connection with the European Touch Transaction, no broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Commitments or the Advances hereunder. The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions, including those related to the European Touch Transaction.

         (s) Intellectual Property. The Borrower and its Subsidiaries have collectively obtained or applied for or licensed or otherwise obtained the right to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know how (collectively, the "Intellectual Property"), free from Liens (except Permitted Liens), that are necessary for the operation of their business as presently conducted, except to the extent that the failure to so obtain, apply, license or obtain the right to use could not reasonably be expected to have a Material Adverse Effect. Nothing has come to the knowledge of the Borrower to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any Subsidiary of the Borrower infringes any valid and enforceable Intellectual Property or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or Litigation against or affecting the Borrower or any Subsidiary of the Borrower contesting its right to sell or use any such process, method, part or other material, which could reasonably be expected to have a Material Adverse Effect.

         (t) Disclosure. All factual information furnished by the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender in connection with this Agreement or the other Loan Documents is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Borrower and not known to the public generally that could reasonably be expected to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower in connection with the transaction contemplated hereby.

         (u) Solvency. The Borrower is, and Borrower and its Subsidiaries on a consolidated basis are, Solvent.

         (v) Labor Relations. Except as provided on Schedule 4.1(v) hereto, neither the Borrower nor any Subsidiary is a party to a collective bargaining agreement or similar agreement, and the Borrower and each Subsidiary is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to the employment of its employees, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect, and there are no arrears in the payment of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations of the Borrower or any Subsidiary or for which the Borrower or any Subsidiary may be responsible other than in the ordinary course of business, except for such unpaid or unwithheld arrears which could not reasonably be expected to result in a Material Adverse Effect. There is no strike, work stoppage or labor dispute with any union or group of employees pending or overtly threatened involving Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

         (w) Common Enterprise. The Borrower and its Subsidiaries are engaged in the businesses set forth in Section 4.1(d) hereof. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrower and various of the Subsidiaries, as required for the continued successful operation of the Borrower and its Subsidiaries as a whole. The Borrower and its Subsidiaries expect to derive benefit (and the boards of directors of the Borrower and its Subsidiaries have determined that the Borrower and the Subsidiaries may reasonably be expected to derive benefit), directly or indirectly, from the credit extended by Lenders hereunder, both in their separate capacities and as members of the group of companies, since the successful operation and condition of the Borrower and its Subsidiaries is dependent on the continued successful performance of the functions of the group as a whole.

         (x) Year 2000 Compliance. The Company has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. The Company reasonably believes that all computer applications that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Advance and the date of issuance of each Letter of Credit, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance or permitted by the terms of this Agreement or (c) such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such date. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance or the issuance or extension of any Letter of Credit under this Agreement.


                                    ARTICLE 5

                                General Covenants

         Until all amounts under the Notes and in respect of the Reimbursement Obligations have been paid in full and all other amounts and expenses due and payable hereunder shall be paid and until the Commitments have been terminated:

         Section 5.1 Preservation of Existence and Similar Matters. The Borrower shall, and shall cause each of its Subsidiaries to:

         (a) except as otherwise permitted pursuant to Section 7.4 hereof, preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, rights, franchises, licenses, authorizations, consents, privileges and all other Necessary Authorizations from any Tribunal, the loss of which could reasonably be expected to have a Material Adverse Effect; and

         (b) except as otherwise permitted pursuant to Section 7.4 hereof, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 5.2 Business; Compliance with Applicable Law. The Borrower and its Subsidiaries shall (a) engage primarily in the businesses set forth in
Section 4.1(d) hereof, and (b) comply in all respects with the requirements of all Applicable Law, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         Section 5.3 Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained all its properties (whether owned or held under lease) in adequate operating condition and repair for purposes of their current use with due regard to the age thereof, taken as a whole, subject to ordinary wear and tear, and from time to time make or cause to be made all appropriate (in the reasonable judgment of the Borrower) repairs, renewals, replacements, additions, betterments and improvements thereto in accordance with past practice, except where the failure to so maintain, repair, renew, replace or improve could not reasonably be expected to have a Material Adverse Effect.

         Section 5.4 Accounting Methods and Financial Records. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain a system of accounting established and administered in accordance with GAAP, (b) keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and (c) keep accurate and complete records of its respective assets. The Borrower and each of its Subsidiaries shall maintain a fiscal year ending on the last day of December.

         Section 5.5 Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, maintain insurance from responsible companies in such amounts and against such risks (but, including any event, public liability and business interruption insurance and flood insurance as to any portion of the real estate Collateral which shall at any time be located in an identified "flood prone" area in which flood insurance has been made available pursuant to the Federal Flood Protection Act of 1973, as amended), as shall be customary and usual in the industry for companies of similar size and capability. Each insurance policy shall (a) provide for at least 30 days' prior notice to the Administrative Agent of any proposed termination or cancellation of such policy, whether on account of default or otherwise and (b) otherwise contain the requirements for insurance set forth in the Collateral Documents.

         Section 5.6 Payment of Taxes and Claims. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all material taxes to which they are subject prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might by Law become a Lien upon any of its properties; except that no such tax or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as any Lien related thereto is a Permitted Lien and no foreclosure sale or similar proceeding shall have been commenced. The Borrower shall, and shall cause each of its Subsidiaries to, timely file all information returns (or extensions of such filing deadlines) required by federal, state or local tax authorities.

         Section 5.7 Visits and Inspections. The Borrower shall, and shall cause each of its Subsidiaries to, promptly permit representatives of the Administrative Agent or any Lender from time to time after reasonable written notice by the Administrative Agent or any Lender to (a) visit and inspect the properties of the Borrower and its Subsidiaries as often as the Administrative Agent or any Lender shall reasonably deem advisable, (b) review, inspect and make extracts from and copies of the Borrower's and each such Subsidiary's books and records, and (c) discuss with the Borrower's and each such Subsidiary's directors, officers, employees and auditors its business, assets, liabilities, financial positions, results of operations and business prospects, provided that such representatives of the Administrative Agent or any Lender shall keep confidential all information obtained pursuant to this Section 5.7 to the extent required by Section 11.14 hereof. The Borrower shall pay the reasonable out-of-pocket expenses related to inspections and reviews performed (a) at any time by the Administrative Agent and (b) after the occurrence and during the continuance of an Event of Default, by each Lender. Except after the occurrence and during the continuance of an Event of Default, all such visits and inspections shall be conducted during normal business hours. Following the occurrence and during the continuance of an Event of Default, such visits and inspections shall be conducted at any time requested by the Administrative Agent or any Lender without any requirement for reasonable notice.

         Section 5.8 Use of Proceeds. The proceeds (a) of the Revolving Credit Advances shall be used by the Borrower to finance the ongoing working capital and general corporate requirements of the Borrower and its Subsidiaries, including Acquisitions permitted hereunder, and (b) of the Term Loan Advances shall be used by the Borrower to finance Acquisitions permitted hereunder.

         SECTION 5.9       INDEMNITY.

            (a) THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, EACH LENDER, THE ISSUING BANK, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, REASONABLE COSTS, REASONABLE OUT-OF-POCKET EXPENSES AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE, ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE BORROWER OR ANY OF ITS SUBSIDIARIES OR THEIR RESPECTIVE PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE BORROWER OR ANY OF ITS SUBSIDIARIES) RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING THERETO, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY ORDINARY OR MERE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY LENDER (OTHER THAN THOSE MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES OR LETTERS OF CREDIT HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING (i) ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, (ii) ANY CLAIM OR LIABILITY THAT ARISES AS THE DIRECT RESULT OF THE OPERATION OF THE PROPERTY OF THE BORROWER OR ANY OF ITS SUBSIDIARIES BY ANY OF THE LENDERS AFTER TAKING POSSESSION THEREOF BY FORECLOSURE OR BY TRANSFER IN LIEU OF FORECLOSURE (PROVIDED THAT SUCH CLAIM OR LIABILITY DOES NOT RELATE TO ANY CONDITION EXISTING ON SUCH PROPERTY PRIOR TO FORECLOSURE OR TRANSFER IN LIEU OF FORECLOSURE), AND
(iii) MATTERS RAISED BY ONE

LENDER AGAINST ANOTHER LENDER OR BY ANY SHAREHOLDERS OF A LENDER AGAINST A LENDER OR ITS MANAGEMENT (COLLECTIVELY, EXCEPT FOR THE MATTERS REFERRED TO CLAUSES (i), (ii) or (iii) ABOVE, "INDEMNIFIED MATTERS", AND THE MATTERS REFERRED TO IN CLAUSES (i), (ii) or (iii) ABOVE, COLLECTIVELY, "EXCLUDED MATTERS").

            (b) WITHOUT DUPLICATION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE OUT-OF-POCKET LEGAL AND OTHER ACTUAL REASONABLE EXPENSES (INCLUDING THE REASONABLE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER; PROVIDED THAT SUCH INDEMNITEE SHALL PROVIDE ADEQUATE DOCUMENTATION OF SUCH EXPENSES; PROVIDED, FURTHER, THAT IF AN INDEMNITEE IS REIMBURSED HEREUNDER FOR SUCH AMOUNT, THE AMOUNT SO PAID SHALL BE REFUNDED TO THE BORROWER IF AND TO THE EXTENT IT IS FINALLY JUDICIALLY DETERMINED THAT THE INDEMNIFIED MATTER IN QUESTION WAS AN EXCLUDED MATTER. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.

            Section 5.10 Environmental Law Compliance. The use which the Borrower or any Subsidiary of the Borrower intends to make of any real property which is owned or leased by it will not result in the disposal or other release of any hazardous substance or solid waste on or to such real property which is in violation of Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect.

            Section 5.11 Further Assurances. At any time or from time to time upon the reasonable request by the Administrative Agent, the Borrower or any of its Subsidiaries shall execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower agrees to (a) update and deliver to the Administrative Agent Schedule 4.1(a) hereto (with respect to the identities, jurisdictions of incorporation and ownership of the Borrower's Subsidiaries) at the time of any Acquisition or delivery of the financial statements set forth in Sections 6.1 and 6.2 hereof if the information provided therein is not complete and correct, (b) update and deliver to the Administrative Agent Schedule 1.1 to the Security Agreements promptly upon discovery if the information provided therein is not complete and correct, and (c) execute and deliver to the Administrative Agent deeds of trust or mortgages, as appropriate, in substantially the form of Exhibit I hereto with respect to any real property hereafter acquired by the Borrower or any of its Subsidiaries, as applicable, together with environmental reports and surveys in form satisfactory to the Administrative Agent and title insurance thereon in an amount reasonably satisfactory to the Administrative Agent, and such board resolutions, officer's certificates, corporate and other documents and opinions of counsel as the Administrative Agent shall reasonably request with respect thereto.

            Section 5.12 Subsidiaries. At any time that any Person becomes a Domestic Subsidiary, (a) such Subsidiary shall execute a Subsidiary Guaranty of the Obligations and Collateral Documents granting a first priority Lien in all assets of such Subsidiary required by the Determining Lenders to be pledged, except, to the extent applicable, for Permitted Liens to secure the Obligations,
(b) 100% of such Subsidiary's Capital Stock shall be pledged to secure the Obligations and (c) the Lenders shall receive such board resolutions, officer's certificates, corporate and other documents and opinions of counsel as the Administrative Agent shall reasonably request in connection with the actions described in clauses (a) and (b) above. At any time that any Person becomes a Foreign Subsidiary, (a) 65% of such Subsidiary's Capital Stock shall be pledged to secure the Obligations and (b) the Lenders shall receive such board resolutions, officers' certificates, corporate and other documents and opinions of counsel as the Administrative Agent shall reasonably request in connection with the action described in clause (a) above.

            Section 5.13 Year 2000 Compliance. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE 6

                              Information Covenants

            Until all amounts under the Notes and in respect of the Reimbursement Obligations have been paid in full and all other amounts and expenses due and payable hereunder shall be paid and until the Commitments have been terminated, the Borrower shall furnish or cause to be furnished to each
Lender:

            Section 6.1 Quarterly Financial Statements and Information. Within 45 after the end of each fiscal quarter of each fiscal year (other than the end of a fiscal quarter which coincides with the end of a fiscal year), the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income for such fiscal quarter and for the elapsed portion of the year ended with the last day of such fiscal quarter, and consolidated statements of cash flow for the elapsed portion of the year ended with the last day of such fiscal quarter, all of which shall be certified by the president or chief financial officer or other officer of the Borrower acceptable to the Administrative Agent, to, in his or her opinion acting solely in his or her capacity as an officer of the Borrower, present fairly in all material respects, in accordance with GAAP (except for the absence of footnotes), the consolidated financial position and results of operations of the Borrower and its Subsidiaries as at the end of and for such fiscal quarter, and for the elapsed portion of the year ended with the last day of such fiscal quarter, subject only to normal year-end adjustments.

            Section 6.2 Annual Financial Statements and Information; Certificate of No Default.

            (a) Within 120 days after the end of each fiscal year, a copy of (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of the current and prior fiscal years and (ii) the consolidated and consolidating statements of earnings and consolidated statements of changes in shareholders' equity, and statements of cash flow as of and through the end of such fiscal year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants reasonably acceptable to the Lenders (provided, however, any big six public accounting firm shall be acceptable to the Lenders), whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified.

            (b) Simultaneously with the delivery of the statements required by this Section 6.2, a letter from the Borrower's public accountants stating to the effect that during their audit of such financial statements nothing has come to their attention that would result in a Default or Event of Default under this Agreement, recognizing, however, that the scope and purpose of their audit was not to determine compliance with the terms of this Agreement or whether a Default or Event of Default has otherwise occurred.

            (c) As soon as available, but in any event within 90 days following the end of each fiscal year, a copy of the annual consolidated operating budget of the Borrower and its Subsidiaries for the succeeding fiscal year.

            Section 6.3 Compliance Certificate. At the time financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, the Compliance Certificate, completed as provided therein.

            Section 6.4 Copies of Other Reports and Notices.

            (a) Promptly upon their becoming available, a copy of (i) all material final reports or letters submitted to the Borrower or any Subsidiary of the Borrower by accountants in connection with any annual, interim or special audit, including without limitation any final report prepared in connection with the annual audit referred to in Section 6.2 hereof, and any other comment letter submitted to management in connection with any such audit, (ii) each regular, periodic or other report and any registration statement (other than statements on Form S-8) or prospectus (or material written communication in respect of any thereof) filed by the Borrower or any of its Subsidiaries with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iii) all press releases concerning material financial aspects of the Borrower or any of its Subsidiaries;

            (b) Promptly upon becoming aware that (i) the holder(s) of any note(s) or other evidence of indebtedness or other security of the Borrower of any of its Subsidiaries in excess of $500,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder or (ii) any event, circumstance or condition which could reasonably be expected to be classified as a Material Adverse Effect, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

            (c) Promptly upon becoming aware that any party to any Capitalized Lease Obligations of the Borrower or any of its Subsidiaries in excess of $500,000 or Operating Lease of the Borrower or any of its Subsidiaries in which the annual rentals thereunder exceed $100,000, has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

            (d) Promptly upon receipt thereof, information with respect to and copies of any notices received from any Tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with any Law, and could reasonably be expected to (i) result in the payment of money by the Borrower or any of its Subsidiaries in an amount of $500,000 or more in the aggregate (ii) have a Material Adverse Effect, or (iii) result in the loss or suspension of any Necessary Authorization where such loss could reasonably be expected to have a Material Adverse Effect; and

            (e) From time to time and promptly upon each request, such material data, certificates, reports, statements, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Borrower and its Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

            Section 6.5 Notice of Litigation, Default and Other Matters. Prompt notice of the following events after the Borrower has knowledge or notice thereof:

            (a) The commencement of all Litigation and investigations by or before any Tribunal, and all actions and proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) in excess of $500,000 (after deducting the amount with respect to which creditworthy insurance companies have acknowledged coverage), against or in any other way relating directly to the Borrower, any of its Subsidiaries, or any of their respective properties or businesses; and

            (b) Promptly upon the happening of any condition or event of which the Borrower has current actual knowledge which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto.

            Section 6.6 ERISA Reporting Requirements.

            (a) Promptly and in any event (i) within 30 days after the Borrower or any member of its Controlled Group has current actual knowledge that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 days after the Borrower or any member of its Controlled Group has current actual knowledge that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code has been made with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of such event that is given to the PBGC;

            (b) Promptly and in any event within ten Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

            (c) Promptly and in any event within 30 days after the filing thereof by the Borrower or any member of its Controlled Group with the United States Department of Labor or the Internal Revenue Service, copies of each annual report (including Schedule B thereto, if applicable) with respect to each Plan subject to Title IV of ERISA of which Borrower or any member of its Controlled Group is the "plan sponsor";

            (d) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

            (e) Notification within 30 days of any material increases in the benefits provided under any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing, which could reasonably be expected in any such case to result in an additional material liability to the Borrower;

            (f) Notification within three Business Days after the Borrower or any member of its Controlled Group knows that the Borrower or any such member of its Controlled Group has filed or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and

            (g) Within three Business Days after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined could not reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE 7

                               Negative Covenants

            Until all amounts under the Notes and in respect of the Reimbursement Obligations have been paid in full and all other amounts and expenses due and payable hereunder shall be paid and until the Commitments have been terminated:

            Section 7.1 Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Indebtedness, except:

            (a) Indebtedness under the Loan Documents;

            (b) Accounts payable and accrued liabilities incurred in the ordinary course of business, and indemnities given in the ordinary course of business in connection with Acquisitions and sales of assets;

            (c) Indebtedness, including purchase money Indebtedness and Indebtedness in respect of Capitalized Lease Obligations, incurred to purchase, or to finance the purchase of, assets which constitute property, plant and equipment, not to exceed, together with Indebtedness permitted pursuant to clauses (h) and (l) of this Section 7.1, $15,000,000 in aggregate principal amount outstanding;

            (d) Subordinated Debt; provided that the Net Cash Proceeds of such Subordinated Debt are applied in accordance with Section 2.5(e) hereof.

            (e) Interest hedging obligations under Interest Hedge Agreements entered into with any Lender in the ordinary course of business and not for speculative purposes;

            (f) Indebtedness existing on the Agreement Date which is described on Schedule 7.1(e) hereof, including renewals, replacements and refinancings (but no increases) thereof;

            (g) Indebtedness in respect of endorsement of negotiable instruments in the ordinary course of business;

            (h) Indebtedness assumed in connection with Acquisitions permitted under Section 7.6 or seller carry-back financing incurred in connection with Acquisitions permitted under Section 7.6 not to exceed, together with Indebtedness permitted pursuant to clauses (c) and (l) of this Section 7.1, $15,000,000 in aggregate principal amount outstanding;

            (i) Indebtedness (including as the result of intercompany transfers made in the ordinary course of business) owing among the Obligors, provided such Indebtedness is (A) subordinated to the Obligations pursuant to terms acceptable to the Determining Lenders and (B) evidenced by an entry on the financial records of such Obligors;

            (j) Guaranties by the Borrower or its Subsidiaries of Indebtedness of the Borrower or other Subsidiaries, to the extent such underlying Indebtedness is permitted hereunder;

            (k) Indebtedness in respect of the Senior Subordinated Notes; and

            (l) Indebtedness not otherwise permitted pursuant to clauses (a) through (k) above not to exceed, together with Indebtedness permitted pursuant to clauses (c) and (h) of this Section 7.1, $15,000,000 in aggregate principal amount outstanding;

provided, however, that no Indebtedness otherwise permitted pursuant to clauses
(c), (d), (e), (h) and (l) above may be incurred if, immediately before or after giving effect to the incurrence thereof, any Default or Event of Default shall have occurred and be continuing.

            Section 7.2 Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, agree with any other Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets other than in respect of (a) the Senior Subordinated Notes or any other Subordinated Debt and (b) Indebtedness permitted by Sections 7.1(c) and (h) hereof, provided that such agreement with respect to Indebtedness permitted by Sections 7.1(c) and (h) hereof relates only to the assets purchased or acquired.

            Section 7.3 Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Investment, except that the Borrower and any of its Subsidiaries may purchase or otherwise acquire and own:

            (a) Cash and Cash Equivalents;

            (b) Accounts receivable that arise in the ordinary course of business and are payable on standard terms; loans and advances to employees for reasonable travel and business expenses in the ordinary course of business; and deposits for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business;

            (c) Investments in existence on the Agreement Date which are described on Schedule 7.3(c) hereto;

            (d) Investments which are Acquisitions permitted pursuant to Section
7.6 hereof, and to the extent that the Acquisition is of a direct Foreign Subsidiary, subject to the limitations set forth in Section 7.3(f) hereof;

            (e) Investments in the form of Interest Hedge Agreements permitted by Section 7.1(e) hereof;

            (f) Investments in, and expenditures in respect of Acquisitions of, direct Foreign Subsidiaries in an aggregate amount after the Agreement Date not to exceed (calculated immediately prior to the date of each such Investment or Acquisition) 25% of Net Worth at any time outstanding;

            (g) Investments in Obligors;

            (h) Investments consisting of non-cash consideration received in connection with a sale of assets permitted by Section 7.5 not to exceed $4,000,000 in aggregate amount outstanding at any time;

            (i) Investments arising from transactions by the Borrower or any of its Subsidiaries with customers or suppliers in the ordinary course of business, including endorsements of negotiable instruments, debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers; and

            (j) Investments not otherwise permitted pursuant to clauses (a) through (i) above not to exceed $5,000,000 in aggregate amount outstanding at any time;

provided, however, that no Investment otherwise permitted by clauses (d), (e),
(f), (h) and (j) above shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default shall have occurred and be continuing.

            Section 7.4 Liquidation, Merger. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time:

            (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, except that (i) a Subsidiary of the Borrower may liquidate or dissolve into the Borrower or a Subsidiary of the Borrower which is an Obligor and (ii) a Subsidiary of the Borrower which is a direct Foreign Subsidiary may liquidate or dissolve into an Obligor or another direct Foreign Subsidiary; or

            (b) enter into any merger or consolidation unless (i) with respect to a merger or consolidation involving the Borrower, the Borrower shall be the surviving corporation, or if the merger or consolidation involves a Subsidiary of the Borrower which is an Obligor and not the Borrower, such Subsidiary shall be the surviving corporation, (ii) such transaction shall not be utilized to circumvent compliance with any term or provision herein and (iii) no Default or Event of Default shall then be in existence or occur as a result of such transaction.

            Section 7.5 Sales of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of, any of its assets except (a) inventory in the ordinary course of business, (b) obsolete or worn-out assets, (c) asset sales (i) for full and fair consideration at least equal to the fair market value of the assets sold or otherwise disposed of, (ii) at least 50% of the consideration received by the Borrower or its Subsidiary, as the case may be, is in the form of Cash and Cash Equivalents and is received at the time of such disposition, and (iii) in which the Net Cash Proceeds from the disposition thereof (to the extent not applied pursuant to clause (d) immediately following) are reinvested, within 270 days before or after such disposition, in productive tangible assets used in the business of the Borrower or its Subsidiaries, and provided that the aggregate amount of Net Cash Proceeds outstanding and pending reinvestment pursuant to this clause (c) shall not exceed $3,000,000 at any time, (d) sales and dispositions among Obligors, and (e) asset sales (i) for full and fair consideration at least equal to the fair market value of the assets sold or otherwise disposed of, (ii) at least 50% of the consideration received by the Borrower or its Subsidiary, as the case may be, is in the form of Cash and Cash Equivalents and is received at the time of such disposition, and (iii) in which the Net Cash Proceeds of which are applied in accordance with Section 2.5(c) hereof to the extent required therein.

            Section 7.6 Acquisitions. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Acquisitions; provided, however, if
(a) immediately prior to and after giving effect to the proposed Acquisition there shall not exist a Default or Event of Default and (b) immediately after giving effect to the proposed transaction the Unused Portion shall be no less than $7,000,000, the Borrower or any Subsidiary of the Borrower may make Acquisitions so long as (i) if the Acquisition relates to a publicly-traded company, such Acquisition shall not be opposed by a majority of the board of the directors of the Person being acquired, (ii) the Lenders shall have received written notice at least 10 Business Days prior to the date of such Acquisition, (iii) the Administrative Agent shall have received at least 5 Business Days prior to the date of such Acquisition a Compliance Certificate setting forth the covenant calculations both immediately prior to and after giving effect to the proposed Acquisition (taking into account Adjusted EBITDA and capital expenditures attributable to the assets being acquired for the four fiscal quarters preceding such Acquisition and the pro forma debt and interest expense incurred to complete such Acquisition), (iv) the assets, property or business acquired shall be in the business described in
Section 4.1(d) hereof and the Administrative Agent for the benefit of the Lenders shall have a first priority Lien in substantially all of such assets (or, if less than substantially all of such assets are to be pledged, such assets required by the Determining Lenders to be pledged), except for Permitted Liens, (v) if such Acquisition results in a Domestic Subsidiary, (A) such Subsidiary shall execute a Subsidiary Guaranty and Collateral Documents granting a first priority Lien in substantially all of such assets (or, if less than substantially all of such assets are to be pledged, all assets required by the Determining Lenders to be pledged), except for Permitted Liens to secure the Obligations, (B) 100% of such Subsidiary's Capital Stock shall be pledged to secure the Obligations and (C) the Administrative Agent on behalf of the Lenders shall have received such board resolutions, officer's certificates and opinions of counsel as the Administrative Agent shall reasonably request in connection with the actions described in clauses (A) and (B) above, (vi) if such Acquisition results in a Foreign Subsidiary, (A) 65% of such Subsidiary's Capital Stock shall be pledged to secure the Obligations and (B) the Administrative Agent on behalf of the Lenders shall have received such board resolutions, officer's certificates and opinions of counsel as the Administrative Agent shall reasonably request in connection with clause (A) immediately preceding, and (vii) the Acquisition Consideration for such Acquisition does not exceed $25,000,000.

            Section 7.7 Capital Expenditures. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or commit to make any Capital Expenditures after the Agreement Date in an aggregate amount in excess of an amount equal to the sum of (a) $2,000,000 plus (b) 5% of cumulative consolidated net revenues of the Borrower and its Subsidiaries from and after the Agreement Date.

            Section 7.8 Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare, pay or make any Restricted Payments except (a) Dividends payable by a Subsidiary to the Borrower, (b) purchases, redemptions, retirements or acquisitions of shares of Capital Stock of the Borrower, or options or warrants to purchase shares of such Capital Stock, (i) held by officers, directors or employees of the Borrower or any of its Subsidiaries pursuant to a compensation plan or arrangement in connection with the death, disability or termination of employment of any such officer, director or employee or (ii) otherwise, in all such cases taken as a whole for aggregate cash payments from and including the Agreement Date not in excess of 10% of Net Worth at the time any such purchase, redemption, retirement or acquisition is made, (c) payments of regularly scheduled interest on Subordinated Debt, (d) reasonable executive compensation and related benefits to Sam L. Leopold consistent with customary business practices and (e) payments pursuant to the Gena Stock Agreement; provided, however, the Borrower shall not pay or make any Restricted Payments permitted by this Section 7.8 unless there shall exist no Default or Event of Default prior to or after giving effect to any such proposed Restricted Payment.

            Section 7.9 Affiliate Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate (other than the Borrower or any of its Domestic Subsidiaries) on terms materially less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate. The Borrower shall not, and shall not permit any of its Subsidiaries to, in any event incur or suffer to exist any Indebtedness or Guaranty in favor of any Affiliate, unless such Affiliate shall subordinate the payment and performance thereof to the Obligations on terms, conditions and documentation reasonably satisfactory to the Determining Lenders.

            Section 7.10 Compliance with ERISA. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as likely to result in liability to the Borrower or any member of its Controlled Group taken as a whole which could reasonably be expected to have a Material Adverse Effect, (b) permit to exist any ERISA Event, or any other event or condition with respect to a Plan which could reasonably be expected to have a Material Adverse Effect, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect on the Borrower or any member of its Controlled Group taken as a whole, or (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could reasonably be expected to have a Material Adverse Effect.

            Section 7.11 Maximum Leverage Ratio. At the end of each fiscal quarter occurring during the periods indicated below, the Borrower shall not permit the Leverage Ratio to be greater than the ratio set forth below opposite the period in which such fiscal quarter occurs:


                        Period                                           Ratio
                        ------                                           -----
From and including the Agreement Date to and including June 30,        4.75 to 1
1999

From and including July 1, 1999 to but not including December 31,      4.25 to 1
1999

From and including December 31, 1999 to but not including June 30,     3.75 to 1
2000

From and including June 30, 2000 to but not including December 31,     3.25 to 1
2000

From and including December 31, 2000 and thereafter                    3.00 to 1

            Section 7.12 Minimum Fixed Charge Coverage Ratio. At the end of each fiscal quarter occurring during this Agreement commencing with September 30, 1998, the Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.15 to 1.

            Section 7.13 Minimum Net Worth. The Borrower shall not permit Net Worth to be less than the sum of (a) $20,000,000, plus (b) 75% of cumulative Net Income for the period from, but not including the Agreement Date through the date of calculation (but excluding from the calculation of such cumulative Net Income the effect, if any, of any fiscal quarter (or portion of a fiscal quarter not then ended) of the Borrower for which Net Income was a negative number); plus (c) an amount equal to 100% of the net worth of any Person that becomes a Subsidiary of the Borrower or substantially all of the net assets of which are acquired by the Borrower or any of its Subsidiaries to the extent that the purchase price paid therefor is paid in Capital Stock of the Borrower, plus (d), without duplication, 100% of the Net Cash Proceeds of any offerings of Capital Stock of the Borrower.

            Section 7.14 Sale or Discount of Receivables. The Borrower shall not, and shall not permit any of this Subsidiaries to, directly or indirectly, sell, with or without recourse, for discount or otherwise, any notes or accounts receivable other than in the ordinary course of business consistent with such practices of the Borrower prior to the Agreement Date.

            Section 7.15 Business. Neither the Borrower nor any of its Subsidiaries shall conduct any business other than the business described in
Section 4.1(d) hereof.

            Section 7.16 Sale and Leaseback. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such asset, other than sale-leasebacks during any fiscal year of the Borrower that do not involve property having a fair market value in excess of $1,000,000 in the aggregate.

            Section 7.17 Amendment of Organizational Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend its articles of incorporation, bylaws or other applicable organizational documents in any manner that could reasonably be expected to (a) result in a Material Adverse Effect or (b) materially impair or materially adversely affect the Rights of the Administrative Agent or any Lender under any Loan Documents or in respect of any Collateral.

            Section 7.18 Amendments and Waivers of Subordinated Debt. The Borrower shall not, and shall not permit any of its Subsidiaries to, change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any document, instrument or agreement relating to any Subordinated Debt that would result in (a) an increase in the principal, interest, overdue interest, premium, penalty, fees or other amounts payable under any Subordinated Debt (not including any increase of the Senior Subordinated Notes up to an amount of $25,000,000, provided that the aggregate principal amount of the Senior Subordinated Notes does not exceed $125,000,000, (b) an acceleration in any date fixed for payment or prepayment of principal, interest, fees or other amounts payable under any Subordinated Debt (including, without limitation, as a result of any redemption), (c) a reduction in any percentage of holders of any Subordinated Debt required under the terms of any Subordinated Debt to take (or refrain from taking) any action under any Subordinated Debt, (d) a change in any covenant under any Subordinated Debt making such covenant more restrictive, (e) a change in any default or event of default (however designated) under any Subordinated Debt which makes such default or event of default more restrictive,
(f) a change in the definition of "Change of Control" or "Change in Control" or similar event or circumstance, however defined or designated, as provided in any Subordinated Debt which would result in such definition being more restrictive than such definition in this Agreement, (g) a change in any of the subordination provisions of any Subordinated Debt, (h) a change in any covenant, term or provision in any Subordinated Debt which would result in such term or provision being more restrictive than the terms of this Agreement and the other Loan Documents or (i) a change in any term or provision of any Subordinated Debt that could have, in any material respect, an adverse effect on the interest of the Lenders.

            Section 7.19 Indirect Foreign Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or acquire any indirect Foreign Subsidiaries.

            Section 7.20 Designated Senior Debt. The Borrower shall not designate any Indebtedness other than the Obligations as "Designated Senior Debt" in connection with the Senior Subordinated Notes.


                                    ARTICLE 8

                                     Default

            Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of Law or pursuant to any judgment or any Law of any Tribunal or any non-governmental body:

            (a) Any representation or warranty made under any Loan Document shall prove to have been incorrect or misleading in any material respect when made;

            (b) The Borrower shall fail to pay any (i) principal under any Note when due; or (ii) interest under any Note or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under any other Loan Document within three Business Days after the date due;

            (c) The Borrower or any of its Subsidiaries shall default in the performance or observance of any agreement or covenant contained Section 5.1(a) hereof or in Article 7 hereof;

            (d) The Borrower or any of its Subsidiaries shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty days after the earlier of notice from the Administrative Agent thereof or actual notice thereof by a Responsible Officer of the Borrower or any such Subsidiary;

            (e) The Borrower or any of its Subsidiaries shall default in the performance or observance of any agreement or covenant in any of the Loan Documents (other than this Agreement) and such default shall not be cured within a period of thirty days after the earlier of notice from the Administrative Agent thereof or actual notice thereof by a Responsible Officer of the Borrower or any such Subsidiary;

            (f) There shall be commenced an involuntary proceeding or an involuntary petition shall be filed in a court having competent jurisdiction seeking (i) relief in respect of the Borrower or any of its Subsidiaries, or a substantial part of the property or the assets of the Borrower or any of its Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, (ii) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any of its Subsidiaries, or of any substantial part of their respective properties, or (iii) the winding-up or liquidation of the affairs of the Borrower or any of its Subsidiaries, and any such proceeding or petition shall continue unstayed and in effect for a period of sixty consecutive days;

            (g) The Borrower or any of its Subsidiaries shall (i) file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of its Subsidiaries or of substantially all of its properties, (iii) file an answer admitting the material allegations filed against it in any such proceeding, (iv) make a general assignment for the benefit of creditors, (v) become unable, admit in writing its inability, or fail generally, to pay its debts as they become due, or (vi) the Borrower or any of its Subsidiaries shall take any corporate or other action in furtherance of any such action;

            (h) A final judgment or judgments shall be entered by any court against the Borrower or any of its Subsidiaries for the payment of money which exceeds $500,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of its Subsidiaries which, together with all other such property of the Borrower and its Subsidiaries subject to other such process, exceeds in value $500,000 in the aggregate, and if such judgment or award is not insured or, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

            (i) With respect to any Plan of the Borrower or any member of its Controlled Group: (i) the Borrower, any such member, or any other party-in-interest or disqualified person (other than any Lender) shall engage in transactions which in the aggregate would reasonably be expected to result in a direct or indirect liability to the Borrower or any member of its Controlled Group under Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, or request a funding waiver from the Internal Revenue Service for contributions; (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, or any other liability with respect to a Plan, unless the amount of such liability has been funded within the Plan or pursuant to one or more insurance contracts; (iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA; (v) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, or the PBGC shall institute proceedings to terminate, any Plan subject to Title IV of ERISA; (vi) a Reportable Event shall occur with respect to a Plan subject to Title IV of ERISA, and within 15 days after the reporting of such Reportable Event to the Administrative Agent, the Administrative Agent shall have notified the Borrower in writing that the Determining Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and as a result thereof an Event of Default shall have occurred hereunder; (vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof; or (viii) any ERISA Event with respect to a Plan subject to Title IV of ERISA shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause (f) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; provided, however, that the events listed in subsections (i) - (viii) above shall constitute Events of Default only if the maximum aggregate liability which the Borrower or any member of its Controlled Group has a reasonable likelihood of incurring under the applicable provisions of ERISA resulting from an event or events exceeds $500,000;

            (j) The Borrower or any of its Subsidiaries shall default in any payment in respect of Indebtedness beyond any grace period provided with respect thereto, or shall default in the performance of any agreement or instrument under which such Indebtedness is created or evidenced beyond any applicable grace period, or any other event or condition shall occur in respect of such Indebtedness, if the effect of such default, event or condition is to permit or cause the holder of such Indebtedness (or a trustee on behalf of any such holder) to cause such Indebtedness to become due, repurchased or redeemed prior to its date of maturity, provided that (i) a default, event or condition of the type described above in this Section 8.1(j) shall not constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described above in this Section 8.1(j) shall have occurred and be continuing with respect to Indebtedness the outstanding amount of which exceeds in the aggregate $1,000,000 and (ii) a default in any payment due under the Gena Stock Agreement shall not constitute an Event of Default under this Agreement so long as the Borrower in good faith asserts an offset or a claim for damages as a defense to such payment default;

            (k) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any party to it (other than the Administrative Agent or any Lender) other than in accordance with its terms, or any such party (other than the Administrative Agent or any Lender) shall so assert in writing;

            (l) Any Collateral Document shall for any reason cease to create a valid and perfected first priority Lien in any Collateral subject thereto, other than as (i) expressly provided or permitted in such Collateral Document or in this Agreement or (ii) as a result of the negligence of the Administrative Agent, the Documentation Agent, any Lender or any of their respective agents or representatives; or

            (m) A Change of Control shall occur.

            Section 8.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

            (a) With the exception of an Event of Default specified in Section 8.1(f) or (g) hereof, the Administrative Agent may at its election (provided that the Administrative Agent has not previously received notice to the contrary from the Determining Lenders), and shall upon the direction of the Determining Lenders, terminate the Commitments and/or declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, except for notices expressly set forth in the Loan Documents.

            (b) Upon the occurrence of an Event of Default specified in Section 8.1(f) or (g) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Commitments shall forthwith terminate, all without any action by the Administrative Agent, any Lender or any holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

            (c) If any Letter of Credit shall be then outstanding, the Administrative Agent may at its election, and shall upon the direction of the Determining Lenders shall, demand upon the Borrower to, and forthwith upon such demand (but in the case of an Event of Default specified in Section 8.1(f) or (g) hereof, without any demand or taking of any other action by the Administrative Agent or any Lender), the Borrower shall, pay to the Administrative Agent in same day funds at the office of the Administrative Agent for deposit in the L/C Cash Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding.

            (d) The Administrative Agent and the Lenders may exercise all of the Rights granted to them under the Loan Documents or under Applicable Law.

            (e) The Rights of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.


                                    ARTICLE 9

                            Changes in Circumstances

            Section 9.1 LIBOR Basis Determination Inadequate. If with respect to any proposed LIBOR Advance for any Interest Period, (i) any Lender reasonably determines that deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (ii) any Lender reasonably determines that the LIBOR Rate for such proposed LIBOR Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest Period, such Lender shall forthwith give notice thereof to the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended; provided, however, such Lender shall promptly notify the Borrower if the circumstances giving rise to such situation no longer exist.

            Section 9.2 Illegality. If after the Agreement Date any change in applicable law, rule or regulation, or adoption thereof, or any change in any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, such Lender shall so notify the Borrower and the Administrative Agent. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of the Lender, be materially disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance owing to the notifying Lender, together with accrued interest thereon and any reimbursement required under Section 2.9 hereof, on either (a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or (b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day or if the Borrower so elects. Concurrently with repaying each affected LIBOR Advance owing to such Lender if the Borrower does not terminate this Agreement, notwithstanding anything contained in Article 2 hereof, the Borrower may, without any requirement to satisfy the conditions precedent set forth in Section 3.1, 3.2 or 3.3 hereof, borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such repayment.

            Section 9.3 Increased Costs.

            (a) If after the Agreement Date any change in or adoption of any law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

                (i) shall subject a Lender (or its LIBOR Lending Office) to any
            Tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in (A) the rate of tax on the overall net income of the Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender and (B) withholding taxes of any Tribunal other than the United States of America or any state thereof); or

                (ii) shall impose, modify or deem applicable any reserve
            (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances (but excluding any reserves or deposits that are included in the calculation of LIBOR Basis);

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount reasonably deemed by a Lender to be material, then, within 30 days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts, subject to Section 11.9 hereof. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of the affected Lender made in good faith, be disadvantageous to such Lender.

            (b) Any Lender claiming compensation under this Section shall provide the Borrower with a certificate setting forth the additional amounts to be paid to it hereunder and shall certify that such amounts or costs were actually incurred by such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount which shall be conclusive absent demonstrable error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. Nothing in this Section 9.3 shall provide the Borrower or any Subsidiary of the Borrower the right to inspect the records, files or books of any Lender. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof. Concurrently with prepaying such LIBOR Advances, the Borrower may, without any requirement to satisfy the conditions precedent set forth in Section 3.1, 3.2 or
3.3 hereof, borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment.

            Section 9.4 Effect On Base Rate Advances. If notice has been given pursuant to Section 9.1, 9.2 or 9.3 hereof suspending the obligation of a Lender to make LIBOR Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances.

            Section 9.5 Capital Adequacy. If (a) the introduction of or any change in or in the interpretation of any Law after the Agreement Date or (b) compliance by a Lender with any Law or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) adopted or promulgated after the Agreement Date (including any implementation of the Basle Accord or similar guideline or requirement adopted, promulgated or becoming effective after the Agreement Date) affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, within 10 days after demand by such Lender, subject to Section 11.9 hereof, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances, to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's Commitments hereunder. A certificate as to any additional amounts payable to any Lender under this Section 9.5 shall be submitted to the Borrower by such Lender and shall certify that such amounts were actually incurred by such Lender or corporation controlling such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent demonstrable error. In determining such amount, such Lender or a corporation controlling such Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, nothing in this Section 9.5 shall provide the Borrower or any Subsidiary of the Borrower the right to inspect the records, files or books of any Lender or any corporation controlling such Lender.

            Section 9.6 Replacement Lender. If the Borrower becomes obligated to pay additional amounts to any Lender described in Section 9.2, 9.3 or 9.5 hereof, the Borrower may designate a financial institution reasonably acceptable to the Administrative Agent to replace such Lender by purchasing for cash and receiving an assignment of such Lender's pro rata share of such Lender's commitment and the Rights of such Lender under the Loan Documents without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding amounts owing to such Lender (including such additional amounts owing to such Lender pursuant to Section 9.3 or 9.5 hereof). Upon execution of an Assignment Agreement, such other financial institution shall be deemed to be a "Lender" for all purposes of this Agreement as set forth in
Section 11.6 hereof.


                                   ARTICLE 10

                             Agreement Among Lenders

            Section 10.1 Agreement Among Lenders. The Lenders agree among themselves that:

            (a) Administrative Agent. Each Lender hereby appoints the Administrative Agent as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Documents; to, except as otherwise expressly set forth herein, take such action as may be requested by the Determining Lenders, provided that, (i) unless and until the Administrative Agent shall have received such requests, the Administrative Agent may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders, and (ii) the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or Applicable Law; to arrange the means whereby the proceeds of the Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Advances, or the ratable amount of fees or other amounts; and to deliver to the Borrower requests, demands, approvals and consents received from the Lenders. Administrative Agent agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower. The Administrative Agent shall have no trustee or other fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Document. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Administrative Agent are mechanical and administrative in nature.

            (b) Replacement of Administrative Agent. Should the Administrative Agent or any successor Administrative Agent ever cease to be a Lender hereunder, or should the Administrative Agent or any successor Administrative Agent ever resign as Administrative Agent, or should the Administrative Agent or any successor Administrative Agent ever be removed with cause or without cause by the action of the Determining Lenders (other than the Administrative Agent), then the Lender appointed by the other Lenders (provided that no Event of Default has occurred and is continuing, with the consent of the Borrower, which consent shall not be unreasonably withheld) shall forthwith become the Administrative Agent, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change at no cost to the Borrower. If the Administrative Agent also then serves in the capacity of the Issuing Bank, such resignation or removal shall constitute resignation or removal of the Issuing Bank and the successor Administrative Agent shall serve in the capacity of the Issuing Bank. Any resignation or removal of the Administrative Agent or any successor Administrative Agent shall become effective upon the appointment by the Lenders of a successor Administrative Agent; provided, however, if no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, the Administrative Agent shall, after the expiration of a 60 day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

            (c) Expenses. Each Lender shall pay its pro rata share, based on its Total Specified Percentage, of any reasonable expenses paid by the Administrative Agent directly and solely in connection with any of the Loan Documents if Administrative Agent does not receive reimbursement therefor from other sources within 60 days after the date incurred. Any amount so paid by the Lenders to the Administrative Agent shall be returned by the Administrative Agent pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Agent.

            (d) Delegation of Duties. The Administrative Agent may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to

(and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

            (e) Reliance by Administrative Agent. The Administrative Agent and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected by the Administrative Agent. The Administrative Agent may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

            (f) Limitation of Administrative Agent's Liability. Neither the Administrative Agent nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or wilful misconduct. Except as aforesaid, the Administrative Agent shall be under no duty to enforce any rights with respect to any of the Advances, or any security therefor. The Administrative Agent shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its reasonable satisfaction against loss, cost, liability and expense. The Administrative Agent shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Documents, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Documents, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Documents on the part of the Borrower. TO THE EXTENT NOT REIMBURSED BY THE BORROWER, EACH LENDER HEREBY SEVERALLY INDEMNIFIES AND HOLDS HARMLESS THE ADMINISTRATIVE AGENT, PRO RATA ACCORDING TO ITS TOTAL SPECIFIED PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES AND/OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THE ADMINISTRATIVE AGENT (IN SUCH CAPACITY) IN ANY WAY WITH RESPECT TO ANY LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THE LOAN DOCUMENTS (INCLUDING ANY NEGLIGENT ACTION OF THE ADMINISTRATIVE AGENT), EXCEPT TO THE EXTENT THE SAME ARE FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM GROSS NEGLIGENCE OR WILFUL MISCONDUCT BY THE ADMINISTRATIVE AGENT. THE INDEMNITY PROVIDED IN THIS SECTION 10.1(f) SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

            (g) Liability Among Lenders. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Documents) to any other Lender, except for acts or omissions in bad faith.

            (h) Rights as Lender. With respect to its commitment hereunder, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Affiliates, and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

            Section 10.2 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based upon the financial statements referred to in Sections 4.1(j), 6.1, and 6.2 hereof, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Each Lender also acknowledges that its decision to fund the initial Advances shall constitute evidence to the Administrative Agent that such Lender has deemed all of the conditions set forth in Section 3.1 hereof to have been satisfied.

            Section 10.3 Benefits of Article. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders and, with respect to Section 10.1(b) hereof, the Borrower; consequently, no such other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Agent or any Lender to comply with such provisions.

                                   ARTICLE 11

                                  Miscellaneous

            Section 11.1 Notices.

            (a) All notices and other communications under this Agreement shall be in writing (except in those cases where giving notice by telephone is expressly permitted) and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

              (i)   If to the Borrower, at:

                    Styling Technology Corporation
                    2390 East Camelback Road
                    Suite 435
                    Phoenix, Arizona 85016
                    Telephone:   (602) 955-3353
                    Telecopier:  (602) 955-3383
                    Attention:   Richard R. Ross

                    with a copy to:

                    O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A. One East Camelback Road, Suite 1100
                    Phoenix, Arizona 85012
                    Telephone:   (602) 263-2606
                    Telecopier:  (602) 263-2900
                    Attention:   Robert S. Kant, Esq.

              (ii)  If to the Administrative Agent, at:

                    NationsBank, N.A.
                    901 Main Street, 67th Floor
                    Dallas, Texas 75202-3714
                    Telephone:   (214) 508-9060
                    Telecopier:  (214) 508-0980
                    Attn:        Natalie Hebert
                      with a copy to:

                      NationsBank, N.A.
                      901 Main Street, 14th Floor
                      Dallas, Texas 75202
                      Telephone:   (214) 508-9177
                      Telecopier:  (214) 508-0944
                      Attention:   Theresa Belk

                (iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

            (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

            Section 11.2 Expenses. The Borrower shall promptly pay:

            (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

            (b) all reasonable out-of-pocket expenses, including reasonable attorneys' fees, of the Administrative Agent in connection with the transactions contemplated in this Agreement and the other Loan Documents and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Agent relating to this Agreement or the other Loan Documents; and

            (c) all reasonable out-of-pocket costs, expenses and attorneys' fees of the Administrative Agent and each Lender incurred for enforcement, collection, restructuring, refinancing and "workout", or otherwise incurred in obtaining performance under the Loan Documents, which in each case shall include without limitation reasonable fees and expenses of consultants, counsel for the Administrative Agent and any Lender.

            Section 11.3 Waivers. The rights and remedies of the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance or issuance of a Letter of Credit. In the event that any Lender decides to fund an Advance or the Issuing Bank decides to issue a Letter of Credit at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender or the Issuing Bank, as the case may be, shall not be deemed to constitute an undertaking by the Lender or the Issuing Bank, as the case may be, to fund any further requests for Advances or Letters of Credit or preclude the Lenders or the Issuing Bank, as the case may be, from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders or the Issuing Bank shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders or the Issuing Bank at variance with the terms of the Agreement such as to require further notice by the Lenders or the Issuing Bank of the Lenders' or Issuing Bank's intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Agent, the Lenders or the Issuing Bank, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Agent, any of the Lenders or the Issuing Bank are a party thereto, relating to the Borrower.

            Section 11.4 Calculation by the Lenders Conclusive and Binding. Any mathematical calculation required or expressly permitted to be made by the Administrative Agent or any Lender under this Agreement or any other Loan Document shall be controlling, absent demonstrable error.

            Section 11.5 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuation of an Event of Default, each Lender and any subsequent holder of any Note, and any assignee of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Advances and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof. Any sums obtained by any Lender or by any assignee or subsequent holder of any Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder in accordance with each Lender's Total Specified Percentage.

            Section 11.6 Assignment.

            (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Lenders.

            (b) No Lender shall be entitled to assign or grant a participation in its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

            (c) Each Lender may sell participations to one or more banks or other entities (the "Participants") in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advances or Reimbursement Obligations owing to it and the Note or Notes held by it) (the "Participations"); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Specified Percentage of the Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) no Participant under any such Participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would (A) reduce or postpone any date fixed for payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder (excluding any mandatory prepayment pursuant to Section 2.5(c), (d) and (e) hereof), (B) increase the commitment of any Participant or (C) release any Collateral or security for the Obligations, except pursuant to the Loan Documents, in each case to the extent subject to such Participation. Notwithstanding the foregoing, the Borrower agrees that Participants shall be entitled to the benefits of
Article 9 hereof as though they were Lenders and the Lenders may, subject to
Section 11.14 hereof, provide copies of all financial information received from the Borrower to such Participants.

            (d) Each Lender may assign to one or more Eligible Assignees its rights and obligations under this Agreement and the other Loan Documents; provided, however, that (i) each such assignment shall be subject to the prior written consent of the Administrative Agent and Borrower, which consents shall not be unreasonably withheld (provided, however, notwithstanding anything herein to the contrary, no consent of the Borrower is required for any assignment (A) during any time that an Event of Default has occurred and is continuing, (B) to an Affiliate of a Lender, (C) to an existing Lender hereunder or (D) to a Related Fund), (ii) no such assignment shall be in an amount of Commitments or Advances less than $5,000,000, unless the portion of the Commitments of a Lender are less than $5,000,000, in which case such assignment may be in the aggregate amount of such Lender's portion of the Commitments or Advances, (iii) the applicable Lender, Administrative Agent and Eligible Assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement (an "Assignment Agreement") in substantially the form of Exhibit E hereto, together with the Notes subject to such assignment and (iv) the Eligible Assignee executing the Assignment, shall deliver to the Administrative Agent a processing fee of $3,500. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof, (A) the Eligible Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the applicable Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish such rights and be released from such obligations under this Agreement.

            (e) Notwithstanding anything in clause (d) above to the contrary,
(i) any Lender may assign and pledge all or any portion of its Advances and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank and (ii) any Lender that is a fund may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender's indebtedness; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

            (f) Upon its receipt of an Assignment Agreement executed by a Lender and an Eligible Assignee, and any Note or Notes subject to such assignment, the Borrower shall, subject to the Borrower's rights under Section 11.6(d) hereof, within five Business Days after its receipt of such Assignment Agreement execute and deliver to the Administrative Agent in exchange for the surrendered Notes new Notes to the order of such Eligible Assignee in an amount equal to the portion of the Advances and Commitments assigned to it pursuant to such Assignment Agreement and new Notes to the order of the assignor Lender in an amount equal to the portion of the Advances and Commitments retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of Exhibit A or B hereto, as applicable.

            (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.6, disclose to the Eligible Assignee or Participant or proposed Eligible Assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, provided such Person agrees in writing to handle such information in accordance with the standards set forth in
Section 11.14 hereof.

            (h) Except as specifically set forth in this Section 11.6, nothing in this Agreement or any other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents.

            (i) Notwithstanding anything in this Section 11.6 to the contrary, no Eligible Assignee or Participant (nor the assigning or participating Lender) shall be entitled to receive (whether individually or collectively) any greater payment under Section 2.14 hereof or Section 9.3 or Section 9.5 hereof than such assigning or participating Lender would have been entitled to receive with respect to the interest assigned or participated to such Eligible Assignee or Participant.

            Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

            Section 11.8 Severability. Any provision of this Agreement or any other Loan Document which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof or thereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 11.9 Interest and Charges. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Highest Lawful Amount. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

            Section 11.10 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

            Section 11.11 Amendment and Waiver. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase the Applicable Specified Percentage or commitment of any Lender, (ii) extend or postpone the date of maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance, the Reimbursement Obligations or other amount owing under any Loan Documents to which such Lender is entitled, (iii) release any guaranty of the Obligations or all or substantially all of the Collateral (except, in any case, pursuant to this Agreement or the other Loan Documents), (iv) reduce the fees payable hereunder to which such Lender is entitled, (v) revise this Section 11.11, (vi) waive the date for payment of any principal, interest or fees hereunder, (vii) amend the definition of "Determining Lenders", "Total

Specified Percentage", "Revolving Credit Specified Percentage" or "Term Loan Specified Percentage", or (viii) revise, or waive any mandatory prepayment pursuant to, Section 2.5(c), (d) or (e) hereof; (b) without the consent of the Administrative Agent, if it, would alter the rights, duties or obligations of the Administrative Agent; or (c) without the consent of the Issuing Bank, if it would alter the rights, duties or obligations of the Issuing Bank. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Agent and, in the case of an amendment, by the Borrower.

            Section 11.12 Exception to Covenants. Neither the Borrower nor any of its Subsidiaries of the Borrower shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

            Section 11.13 No Liability of Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that a court of competent jurisdiction finally judicially determines were caused by (i) the Issuing Bank's wilful misconduct or gross negligence or (ii) the Issuing Bank's wilful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            Section 11.14 Confidentiality. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its Affiliates, directors, officers and employees) to use reasonable efforts to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Affiliates pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any Lender or the Administrative Agent, (c) to bank or other examiners, regulatory bodies (including the National Association of Insurance

Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about any Lender's investment portfolio), auditors or accountants of any Lender, (d) to the Administrative Agent or any other Lender or any Affiliate thereof, (e) in connection with any Litigation to which any one or more of Lenders is a party, (f) to the extent necessary in connection with the exercise of any Right under this Agreement or any other Loan Document, or (g) to any Eligible Assignee or Participant (or prospective Eligible Assignee or Participant) or to any direct or indirect contractual counterparties in swap agreements or to the professional advisors of such swap counterparties so long as such Eligible Assignee or Participant (or prospective Eligible Assignee or Participant) or direct or indirect contractual counterparties in swap agreements or such swap counterparties' professional advisors agrees to handle such information in accordance with the provisions of this Section 11.14. Non-public information does not include information that (a) was publicly known prior to the time of disclosure by the Borrower or any of its Subsidiaries, (b) after disclosure by the Borrower to any Lender or the Administrative Agent becomes publicly known through no act or omission by any Lender or the Administrative Agent or by any Person acting on behalf of any Lender or the Administrative Agent or (c) otherwise becomes known to any Lender or the Administrative Agent other than through disclosure by the Borrower or any of its Subsidiaries or Affiliates or any of their respective representatives or consultants.

            Section 11.15 No Duties of Documentation Agent. The Borrower, the Lenders and the Administrative Agent acknowledge that the Documentation Agent shall have no duties, responsibilities or liabilities in its capacity as Documentation Agent.

            SECTION 11.16 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS) AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA. THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS, AND THE BORROWER AND EACH SURETY, GUARANTOR, ENDORSER AND ANY OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY MONEY PAYABLE WITH RESPECT TO THE LOAN DOCUMENTS, JOINTLY AND SEVERALLY WAIVE THE RIGHT TO BE SUED ELSEWHERE. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, SHALL HAVE NON-EXCLUSIVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND HEREBY SUBMITS WITH RESPECT TO ITSELF AND ITS PROPERTY TO THE JURISDICTION OF ANY SUCH COURT FOR THE PURPOSE OF ANY SUIT, ACTION, PROCEEDING OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

            SECTION 11.17 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

            SECTION 11.18 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

            IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

BORROWER:                            STYLING TECHNOLOGY CORPORATION



                                        By:
                                            ---------------------
                                            Name: Richard R. Ross
                                            Title: Secretary

ADMINISTRATIVE AGENT:              NATIONSBANK, N.A., as Administrative Agent



                                      By:
                                          ----------------------------
                                          Name: Frank M. Johnson
                                          Title: Senior Vice President

DOCUMENTATION AGENT:               BANKBOSTON, N.A., as Documentation Agent



                                      By:
                                          --------------------------------------
                                          Name:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------

LENDERS:                             NATIONSBANK, N.A., as a Lender and Issuing
                                     Bank



                                     By:
                                         ----------------------------
                                         Name: Frank M. Johnson
                                         Title: Senior Vice President

                                     901 Main Street, 67th Floor
                                     Dallas, Texas 75202
                                     Attn: Natalie Hebert

                                     BANKBOSTON, N.A., as a Lender



                                      By:
                                          --------------------------------------
                                          Name:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------

                                     100 Federal Street
                                     MA BOS 01-08-05
                                     Boston, Massachusetts 02106-2016
                                     Attn: Bob Duggan

                                 SCHEDULE 1.1(a)

                              LIBOR LENDING OFFICES


NATIONSBANK, N.A.
901 Main Street, 66th Floor
Dallas, Texas 75202


BANKBOSTON, N.A.
100 Federal Street
MA BOS 01-08-05
Boston, Massachusetts 02106-2016

                                 SCHEDULE 1.1(b)

                      COMMITMENTS AND SPECIFIED PERCENTAGES



NationsBank, N.A.                $12,500,000                              50.0%

BankBoston, N.A.                 $12,500,000                              50.0%

                                 SCHEDULE 1.1(c)

                           EXISTING LETTERS OF CREDIT


              Amount                                    Maturity Date
              ------                                    -------------
           $500,000.00                                November 26, 1998
           $789,225.26                                January 31, 1999
           $ 14,600.00                                November 1, 1998
           $ 52,000.00                                October 15, 1998

                                 SCHEDULE 4.1(a)

                  SUBSIDIARIES, QUALIFICATION AND GOOD STANDING

                                 SCHEDULE 4.1(h)

                               EXISTING LITIGATION

                                 SCHEDULE 4.1(v)

                                 LABOR RELATIONS

                                 SCHEDULE 7.1(f)

                              EXISTING INDEBTEDNESS

                                  SCHEDULE 7.2

                                 EXISTING LIENS

                                 SCHEDULE 7.3(c)

                              EXISTING INVESTMENTS